Filed Pursuant to Rule 424(b)(3)
Registration Number 333-142534

PROSPECTUS

EXCHANGE OFFER FOR
$115,345,000
12% SENIOR SECURED NOTES DUE 2011

We are offering to exchange:
up to $115,345,000 of our new 12% Senior Secured Notes due 2011, Series B
for
a like amount of our outstanding 12% Senior Secured Notes due 2011

Material Terms of Exchange Offer

•	The terms of the new notes to be issued in the exchange offer, which we refer to as the Exchange Notes, are substantially identical to the outstanding 12% Senior Secured Notes due 2011, which we refer to as the Notes, except that the transfer restrictions and registration rights relating to the Notes will not apply to the Exchange Notes.

•	The Exchange Notes will be guaranteed on a senior basis by substantially all of our existing and future subsidiaries.

•	See the section of this prospectus entitled “Description of Exchange Notes” that begins on page 39 for more information about the Exchange Notes.

•	There is no existing public market for the Notes or the Exchange Notes. We do not intend to list the Exchange Notes on any securities exchange or seek approval for quotation through any automated trading system.

•	You may withdraw your tender of Notes at any time before the expiration of the exchange offer. We will exchange all of the Notes that are validly tendered and not withdrawn.

•	The exchange offer expires at 5:00 p.m., New York City time, on June 11, 2007, unless extended.

•	The exchange of Notes will not be a taxable event for U.S. federal income tax purposes.

•	The exchange offer is not subject to any condition other than that it not violate applicable law or any applicable interpretation of the Staff of the Securities and Exchange Commission.

•	We will not receive any proceeds from the exchange offer.

Each broker-dealer that receives Exchange Notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer for 180 days following the consummation of the exchange offer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, during the 180 days following the consummation of the exchange offer, it will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

For a discussion of certain factors that you should consider before participating in this exchange offer, see “Risk Factors” beginning on page 9 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Exchange Notes to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

May 10, 2007

We have not authorized anyone to give any information or represent anything to you other than the information contained in this prospectus. You must not rely on any unauthorized information or representations.

Until September 9, 2007, all dealers that, buy, sell or trade the Exchange Notes, whether or not participating in the exchange offer, may be required to deliver a prospectus. This requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments and subscriptions.

This prospectus incorporates business and financial information about the Company that is not included or delivered with this prospectus. This information is available free of charge to security holders upon written or oral request to: Protection One, Inc., 1035 N. 3rd Street, Suite 101, Lawrence, Kansas 66044, attention: Chief Financial Officer (telephone: (785) 856-5500).

Unless the context otherwise indicates, all references in this prospectus to the “Company,” “Protection One,” “we,” “us” or “our” or similar words are to Protection One, Inc., its direct wholly owned subsidiary, Protection One Alarm Monitoring, Inc., and Protection One Alarm Monitoring’s wholly owned subsidiaries, and accordingly, there are no separate financial statements for Protection One Alarm Monitoring, Inc.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes during the 180 day period following the consummation of the exchange offer. See “Plan of Distribution.”

ii

SUMMARY

The following is a summary of material information discussed in this prospectus or in the documents incorporated by reference into this prospectus, and is qualified in its entirety by the more detailed information, including the section entitled “Risk Factors” and the financial statements and related notes included in the reports incorporated by reference into this prospectus and in the other documents incorporated by reference into this prospectus. This summary may not contain all the information that may be important to you. You should read the entire prospectus and the documents incorporated by reference into this prospectus, including the financial statements and related notes, before deciding whether to participate in the exchange offer.

Our Business

We are a leading national provider of security alarm monitoring services, providing installation, maintenance and electronic monitoring of alarm systems to single-family residential, commercial, multifamily and wholesale customers. We monitor signals originating from alarm systems designed to detect burglary, fire, medical, hold-up and environmental conditions, and from access control and closed-circuit-television (CCTV) systems. Most of our monitoring services and a large portion of the maintenance services we provide our customers are governed by multi-year contracts with automatic renewal provisions that provide us with recurring monthly revenue.

We are a Delaware corporation organized in 1991. Our principal executive offices are located at 1035 N. 3rd Street, Suite 101, Lawrence, Kansas 66044. Our phone number is (785) 856-5500. More comprehensive information about us and our products is available through our Internet website at www.protectionone.com. The information contained on our website, or other sites linked to it, is not incorporated by reference into this prospectus.

Industry

According to an industry publication, the market for electronic security system sales, leasing, installation, monitoring and service totaled approximately $29.5 billion in 2006. Over the past ten years, the industry has grown at an estimated compounded annual rate of 8.4%. Factors driving this growth include heightened security awareness, demographic changes, an increase in dual income households, as well as improved capital spending dynamics for businesses.

According to the same industry publication, the industry is comprised of more than 13,000 small and mid-sized, regional participants, the vast majority of which generate annual revenue of less than $500,000. Competition in the security alarm industry is based primarily on market visibility, price, reputation for quality of services and systems, services offered and the ability to identify and to solicit prospective customers as they move into homes and businesses. We believe that we compete effectively with other national, regional and local security alarm companies.

Recent Developments

On April 2, 2007, we merged with Integrated Alarm Services Group, Inc. (“IASG”) (the “Merger”) pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”) which we entered with IASG on December 20, 2006. Upon the closing of the Merger, holders of IASG common stock received 0.29 shares of Protection One, Inc. common stock for each share of IASG common stock held. Cash was paid in lieu of fractional shares. In connection with the Merger, we issued the Notes in exchange for a like principal amount of existing 12% Senior Secured Notes due 2011 of IASG (the “IASG Notes”).

IASG was one of the largest providers of monitoring, financing and business support services to independent security alarm companies, or “dealers,” in the United States. IASG offered its services to dealers competing in both the residential and commercial security alarm markets. We believe IASG’s services better allow dealers to compete with larger, self-monitoring national alarm companies.

On March 13, 2007, we, the lenders party thereto and Bear Stearns Corporate Lending Inc., as administrative agent (the “Credit Facility Agent”), entered into the First Amendment (the “Credit Agreement

Amendment”) to our Amended and Restated Credit Agreement, dated as of April 26, 2006 (the “Credit Agreement”). Pursuant to the Credit Agreement Amendment, the lenders, among other things, consented to: (1) the consummation of the Merger, (2) the issuance by us of the Notes and the granting of second priority security interests in favor of the holders thereof in exchange for the IASG Notes, (3) the guarantee by IASG and its subsidiaries of our obligations under the Credit Agreement, (4) the guarantee and granting of second priority security interests by Protection One, Inc. and its subsidiaries to the holders of the Notes, (5) the adjustment of certain financial covenants contained in the Credit Agreement and (6) the amendment of certain negative covenants contained in the Credit Agreement in order to reflect the increased size of the loan parties and activities of IASG. The Credit Agreement Amendment also reduced the applicable margin with respect to term loans under the Credit Agreement by 0.25% to 1.25% for a base rate borrowing and 2.25% for a Eurodollar borrowing. Furthermore, pursuant to the Credit Agreement Amendment, we may request the establishment of one or more new term loan commitments in an aggregate amount of up to $50 million, provided that the administrative agent may decline to arrange such new term loan commitments and any lender may decline to provide such new term loan commitments.

The Exchange Offer

The IASG Exchange Offer	We issued the Notes on April 2, 2007 in exchange for a like principal amount of the IASG Notes (the “IASG Exchange Offer”). The IASG Notes were originally issued in November 2004 to Morgan Joseph & Co. Inc., Wells Fargo Securities, LLC and ABN AMRO Incorporated. We collectively refer to those parties in this prospectus as the “initial purchasers.” The initial purchasers subsequently resold the Notes: (i) to qualified institutional buyers pursuant to Rule 144A; or (ii) to institutional investors pursuant to Rule 501 of Regulation D, each as promulgated under the Securities Act of 1933, as amended.

Registration Rights Agreement	Simultaneously with the issuance of the Notes, on April 2, 2007, we entered into a registration rights agreement with certain holders of the Notes. In the registration rights agreement, we agreed, among other things, to use our reasonable best efforts to file a registration statement with the SEC and to commence and complete this exchange offer. The exchange offer is intended to satisfy our obligations under the registration rights agreement. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your Notes.

The Exchange Offer	We are offering to exchange the Exchange Notes, which have been registered under the Securities Act, for your Notes, which were issued on April 2, 2007 in the IASG Exchange Offer. In order to be exchanged, a Note must be properly tendered and accepted. All Notes that are validly tendered and not validly withdrawn will be exchanged. We will issue the Exchange Notes promptly after the expiration of the exchange offer.

Resales	We believe that the Exchange Notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act provided that:

• the Exchange Notes are being acquired in the ordinary course of your business;

• you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes issued to you in the exchange offer; and

• you are not an affiliate of ours.

If any of these conditions are not satisfied and you transfer any Exchange Notes issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your Exchange Notes from these requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

Each broker-dealer that is issued Exchange Notes in the exchange offer for its own account in exchange for Notes that were acquired by that broker-dealer as a result of market-marking or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the Exchange Notes issued to it in the exchange offer.

Record Date	We mailed this prospectus and the related exchange offer documents to registered holders of Notes on May 9, 2007.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, June 11, 2007, unless we decide to extend the expiration date.

Conditions to the Exchange Offer	The exchange offer is not subject to any condition other than that the exchange offer not violate applicable law or any applicable interpretation of the staff of the SEC.

Procedures for Tendering Outstanding Notes	If you wish to tender your Notes for exchange in this exchange offer, you must transmit to the exchange agent on or before the expiration date either:

• an original or a facsimile of a properly completed and duly executed copy of the letter of transmittal, which accompanies this prospectus, together with your Notes and any other documentation required by the letter of transmittal, at the address provided on the cover page of the letter of transmittal; or

• if the Notes you own are held of record by The Depository Trust Company, or “DTC,” in book-entry form and you are making delivery by book-entry transfer, a computer-generated message transmitted by means of the Automated Tender Offer Program system of DTC, or “ATOP,” in which you acknowledge and agree to be bound by the terms of the letter of transmittal and which, when received by the exchange agent, forms a part of a confirmation of book-entry transfer. As part of the book-entry transfer, DTC will facilitate the exchange of your Notes and update your account to reflect the issuance of the Exchange Notes to you. ATOP allows you to transmit your acceptance of the exchange offer to DTC electronically instead of physically completing and delivering a letter of transmittal to the exchange agent.

In addition, you must deliver to the exchange agent on or before the expiration date:

• a timely confirmation of book-entry transfer of your Notes into the account of the Notes exchange agent at DTC if you are effecting delivery of book-entry transfer, or

• if necessary, the documents required for compliance with the guaranteed delivery procedures.

Special Procedures for Beneficial Owners	If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner of Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interest or Notes in the exchange offer, you should contact the person in whose name your book-entry interests or Notes are registered promptly and instruct that person to tender on your behalf.

Withdrawal Rights	You may withdraw the tender of your Notes at any time prior to 5:00 p.m., New York City time on June 11, 2007, unless extended.

Federal Income Tax Consequences	The exchange of Notes will not be a taxable event for U.S. federal income tax purposes.

Appraisal and Dissenters’ Rights	Holders of Notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Exchange Agent	Wells Fargo Bank, N.A. is serving as the exchange agent in connection with the exchange offer.

The Exchange Notes

The form and terms of the Exchange Notes are the same as the form and terms of the Notes, except that the Exchange Notes will be registered under the Securities Act. As a result, the Exchange Notes will not bear legends restricting their transfer and the registration rights relating to the Notes will not apply to the Exchange Notes. The Exchange Notes represent the same debt as the Notes. Both the Notes and the Exchange Notes are governed by the Indenture, dated April 2, 2007 (the “Indenture”), among Protection One Alarm Monitoring, Inc., the guarantors party thereto and Wells Fargo Bank, N.A., as trustee (the “Trustee”).

The following summary of the terms of the Exchange Notes is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of the Exchange Notes, see “Description of Exchange Notes.”

Issuer	Protection One Alarm Monitoring, Inc.

Securities Offered	$115,345,000 million 12% Senior Secured Notes due 2011, Series B

Maturity Date	November 15, 2011

Interest	The IASG Notes were issued with an annual interest rate of 12%. Because IASG failed to register the IASG Notes with the SEC within the time period specified in the registration rights agreement related to the IASG Notes, at the time of the closing of the IASG Exchange Offer, the IASG Notes bore an additional 1% of interest. Accordingly, until the consummation of the exchange offer, the Notes will bear interest at an annual rate of 13%. Upon the consummation of the exchange offer, the interest rate on all Notes not tendered for exchange will decrease to 12%, payable semi-annually on May 15 and November 15 of each year.

Optional Redemption	We may redeem the Exchange Notes at any time prior to November 15, 2008 at our option, in whole or in part, at a redemption price equal to the greater of:

• 100% of the principal amount of the Exchange Notes being redeemed; or

• the sum of the present values of the remaining scheduled payments to November 15, 2008 of principal and interest on the Exchange Notes being redeemed on the redemption date (not including any portion of any payments of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 50 basis points.

We will also pay accrued and unpaid interest and additional interest, if any, on the Exchange Notes to the redemption date.

We may also redeem the Exchange Notes at any time on and after November 15, 2008, in whole or in part, at the redemption prices set forth in “Description of Exchange Notes — Optional Redemption,” plus accrued and unpaid interest and additional interest, if any, to the date of the redemption.

In addition, before November 15, 2007, we may redeem up to 35% of the original aggregate principal amount of the Exchange Notes, so long as 65% of the original aggregate principal amount of the Exchange Notes remain outstanding, at a redemption price equal to 112% of their aggregate principal amount, plus accrued and unpaid interest, or additional interest, if any, to the date of redemption, with the cash proceeds from certain equity offerings. See “Description of Exchange Notes — Optional Redemption.”

Change of Control	Upon the occurrence of certain change of control events, each holder of Exchange Notes will have the right to require us to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder’s Exchange Notes. We will offer a payment in cash equal to 101% of the aggregate principal amount of the Exchange Notes repurchased plus accrued and unpaid interest and additional interest, if any, to the date of purchase. We might not be able to pay you the required price for Exchange Notes you present us at the time of a change of control because the terms of our senior credit facility or other indebtedness may prohibit payment or we might not have enough funds at that time. See “Description of Exchange Notes — Repurchase at the Option of Holders Upon a Change of Control.”

Guarantees	Each of Protection One, Inc. and its subsidiaries that guarantee other indebtedness (the “Guarantors”) will jointly and severally, and fully and unconditionally guarantee the Exchange Notes on a senior secured basis. Future subsidiaries that guarantee other indebtedness are required to guarantee the Exchange Notes.

Ranking	The Exchange Notes will be our senior secured obligations and rank equally with all of our existing and future senior secured indebtedness and any indebtedness incurred under our senior credit facility. The Exchange Notes will effectively be junior to our obligations and those of our guarantors under our senior credit facility and any other obligations secured by a first priority lien on the collateral securing the Exchange Notes and the guarantees, to the extent of the value of such collateral. In addition, the terms of the Indenture permit us to increase indebtedness under our senior secured credit facility to a maximum of $375 million plus certain other permitted indebtedness exceptions. Our obligations under the Exchange Notes will be guaranteed by the Guarantors. These guarantees will be senior secured obligations of the relevant Guarantor and will rank equally with all of that Guarantor’s existing and future senior indebtedness.

Collateral	The Exchange Notes and the guarantees thereof will be secured by second priority liens granted to the Trustee for the benefit of the holders of the Exchange Notes on substantially all of our and our existing and future subsidiaries’ tangible and intangible property (real, personal or otherwise), excluding the stock of our subsidiary Guarantors to the extent Rule 3-10 or Rule 3-16 of Regulation S-X, promulgated pursuant to the Securities Act, would require the filing with the SEC of separate financial statements of any subsidiary Guarantor due to such subsidiary’s capital stock being pledged as collateral for the Exchange Notes (collectively, the “Collateral”), subject to certain permitted liens and except as otherwise provided below. If there is a default, the value of the Collateral may not be sufficient to repay holders of the Exchange Notes.

We and the Guarantors granted a security interest in the Collateral in favor of the Trustee for the benefit of the holders of the Exchange Notes on a second priority basis. These security interests in the Collateral are junior to the first priority claims held by our senior credit facility lenders, or the “First Priority Claims.”

Perfection and Non-Perfection of Security in Collateral	To the extent that the security interests with respect to any Collateral are not perfected, the Trustee’s rights will be equal to the rights of the general unsecured creditors of us and our Guarantors in the event of a bankruptcy. Outside of bankruptcy, the security interests of certain lien holders, such as judgment creditors and any creditors who obtain a perfected security interest in any items of Collateral in which the Trustee’s security interest is unperfected, would take priority over the Trustee’s interests in the Collateral.

Intercreditor Agreement	On April 2, 2007, we and the Guarantors entered into an Intercreditor Agreement with the Credit Facility Agent and the Trustee. The Intercreditor Agreement sets forth the terms of the relationship between the holders of First Priority Liens and the holders of Second Priority Liens, including the holders of Exchange Notes. See “Description of Exchange Notes — Intercreditor Agreement” for a description of the Intercreditor Agreement.

Certain Covenants	The Indenture contains covenants that, among other things, limits our ability and the ability of our restricted subsidiaries to:

• incur additional indebtedness,

• pay dividends or make other equity distributions,

• purchase or redeem capital stock,

• make certain investments,

• consolidate or merge with or into other companies, and

• enter into transactions with affiliates.

These covenants are subject to a number of important limitations and exceptions as described under “Description of Exchange Notes.”

Risk Factors

Before making an investment decision, you should carefully consider all of the information in this prospectus, including the discussion under the caption “Risk Factors” beginning on page 9, for a discussion of risks and uncertainties relating to us, our subsidiaries, our business and your participation in the exchange offer.

SUMMARY UNAUDITED HISTORICAL AND PRO FORMA CAPITALIZATION

The following table sets forth:

•	our historical cash and cash equivalents and capitalization as of December 31, 2006; and

•	the pro forma combined company capitalization as adjusted to give effect to the Merger, the IASG Exchange Offer and Credit Agreement Amendment as though they had become effective on December 31, 2006.

The information presented below should be read in conjunction with our audited historical financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the reports incorporated by reference in this prospectus.

	As of December 31, 2006
		Pro Forma
		Combined,
	Historical	As adjusted
	(In thousands)

Cash and cash equivalents	$24,600	$19,220

Senior Credit Facility:
Existing senior credit facility	$297,750	$—
Amended senior credit facility	—	297,750
Accrued but unpaid interest on senior credit facility	1,343	1,343

	299,093	299,093

Senior Secured Notes:
Notes	—	115,345
Accrued but unpaid interest on Notes(a)	—	1,874
Premium on Notes(b)	—	10,807

	—	128,026

Other Debt:
8 1/8% senior subordinated notes	110,340	110,340
Discount on 8 1/8% senior subordinated notes(c)	(14,997)	(14,997)
Accrued but unpaid interest on 8 1/8% senior subordinated notes	4,109	4,109
Capital leases	2,759	3,595
Other accrued interest	—	204

	102,211	103,251

Total debt (including capital leases and accrued but unpaid interest)	401,304	530,370
Shareholders’ equity (deficiency in assets)	(79,943)	8,344

Total capitalization	$321,361	$538,714

(a)	Represents accrued interest as of December 31, 2006 on the IASG Notes.

(b)	Represents an estimate of the fair value of the Notes in excess of the face value based on an effective interest rate of 9.5%.

(c)	Our 8 1/8 % senior subordinated notes were revalued as of February 8, 2005 when Quadrangle acquired substantially all of our common stock and we were required to establish a new basis of accounting. The discount was determined based on the estimated fair market value at the time Quadrangle acquired its interest in us and is being amortized using the effective interest rate method over the remaining life of the debt.

RISK FACTORS

You should carefully consider the risks described below before deciding whether to participate in the exchange offer. The risks described below are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also materially and adversely affect our business, financial condition or results of operations. Any of the following risks could materially and adversely affect our business, results of operations or financial condition. In such case, you may lose all or part of your original investment.

Risks Related to the Exchange Offer

Because there is no public market for the Exchange Notes, you may not be able to resell your Exchange Notes.

The Exchange Notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market, and there can be no assurance as to:

•	the liquidity of any trading market that may develop;

•	the ability of holders to sell their Exchange Notes; or

•	the price at which the holders would be able to sell their Exchange Notes.

If a trading market were to develop, the Exchange Notes might trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar securities and our financial performance. There can be no assurance that an active trading market will exist for the Exchange Notes or that any trading market that does develop will be liquid.

In addition, any holder of Notes who tenders in the exchange offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For a description of these requirements, see “The Exchange Offer.”

Your Notes will not be accepted for exchange if you fail to follow the exchange offer procedures and, as a result, your Notes will continue to be subject to existing transfer restrictions and you may not be able to sell your Notes.

We will not accept your Notes for exchange if you do not follow the exchange offer procedures. We will issue Exchange Notes as part of this exchange offer only after a timely receipt of your Notes, a properly completed and duly executed letter of transmittal or an agent’s message and other required documents. Therefore, if you want to tender your Notes, please allow sufficient time to ensure timely delivery. If we do not receive your Notes, letter of transmittal or an agent’s message and other required documents by the expiration date of the exchange offer, we will not accept your Notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of Notes for exchange. If there are defects or irregularities with respect to your tender of Notes, we may not accept your Notes for exchange. For more information, see “The Exchange Offer.”

If you do not exchange your Notes, your Notes will continue to be subject to the existing transfer restrictions and you may not be able to sell your Notes.

We did not register the Notes, nor do we intend to do so following the exchange offer. Outstanding Notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws. If you do not exchange your Notes in the exchange offer, you will lose your right to have your Notes registered under the federal securities laws. As a result, if you hold Notes after the exchange offer, you may not be able to sell your Notes.

Risks Related to the Exchange Notes

There are no active trading markets for the Exchange Notes.

The Exchange Notes are new securities and therefore there is no current active trading market for these securities. If the Exchange Notes are traded after their initial issuance, they may trade at a discount, depending upon prevailing interest rates, the market for similar securities, general economic conditions and our financial condition. We do not currently intend to list the Exchange Notes on any national securities exchange. Accordingly, we cannot assure you as to the development or liquidity of any trading market for the Exchange Notes.

We will have significant indebtedness outstanding and may incur additional indebtedness that could negatively affect our business and prevent us from satisfying our obligations under the Exchange Notes and our other indebtedness.

We will continue to have a significant amount of indebtedness. Our high level of indebtedness could have important consequences to you, including the following:

•	it may be difficult for us to satisfy our obligations with respect to the Exchange Notes and our other indebtedness;

•	our ability to obtain additional financing for working capital, capital expenditures, potential acquisitions or general corporate or other purposes may be impaired;

•	a substantial portion of our cash flow from operations must be dedicated to the payment of principal and interest on our indebtedness, reducing the funds available to us for other purposes;

•	it may place us at a competitive disadvantage compared to our competitors that have less debt or are less leveraged; and

•	we may be more vulnerable to economic downturns, may be limited in our ability to respond to competitive pressures and may have reduced flexibility in responding to changing business, regulatory and economic conditions.

Our ability to pay interest on the Exchange Notes and to satisfy our other debt obligations will depend upon, among other things, our future operating performance and our ability to refinance indebtedness when necessary. Each of these factors is, to a large extent, dependent on economic, financial, competitive and other factors beyond our control. If, in the future, we cannot generate sufficient cash from operations to make scheduled payments on the Exchange Notes or to meet our other obligations, we will need to refinance our existing debt, obtain additional financing or sell assets. We cannot assure you that our business will generate cash flow or that we will be able to obtain funding sufficient to satisfy our debt service requirements.

In addition, we may incur substantial additional indebtedness in the future, which may increase the risks described above. Although the Indenture contains restrictions on the incurrence of additional indebtedness, indebtedness incurred in compliance with these restrictions could be substantial. For example, we may borrow additional amounts to fund our capital expenditures and working capital needs or to finance future acquisitions. The incurrence of additional indebtedness could make it more likely that we will experience some or all of the risks associated with our substantial indebtedness.

There may not be sufficient collateral to pay all or any portion of the Exchange Notes.

The First Priority Claims are and will be secured by a first priority lien on all of our and our Guarantors’ tangible and intangible assets, excluding the stock of our subsidiary Guarantors to the extent Rule 3-10 or Rule 3-16 of Regulation S-X, promulgated pursuant to the Securities Act, would require the filing with the SEC of separate financial statements of any subsidiary Guarantor due to such subsidiary’s capital stock being pledged as collateral for the Exchange Notes. The Exchange Notes are secured by a second priority lien on the same assets that secure the First Priority Claims. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us or any Guarantor, the assets that are pledged as shared collateral securing the First Priority Claims and the Exchange Notes must be used first to pay the First Priority Claims in full before making any payments on the Exchange Notes.

The Collateral will be subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be or have been accepted by the lenders under our senior credit facility.

Applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected and the priority thereof retained through certain actions undertaken by the secured party. As to the Collateral shared by the holders of the Exchange Notes, there can be no assurance that the lenders under our senior credit facility have taken all actions necessary to create properly perfected security interests, which may result in the loss of the security interest or the priority of the security interest in favor of the holders of the Exchange Notes against third parties.

No appraisals of any collateral have been prepared in connection with the offering of the Exchange Notes. The value of the Collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the Collateral. By their nature, some or all of the pledged assets may be illiquid and may have no readily ascertainable market value. The value of the assets pledged as collateral for the Exchange Notes could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition or other future trends. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, no assurance can be given that the proceeds from any sale or liquidation of the Collateral will be sufficient to pay our obligations under the Exchange Notes, in full or at all, after first satisfying our obligations in full under First Priority Claims. See “Description of Exchange Notes — Collateral.”

Accordingly, there may not be sufficient collateral to pay all or any of the amounts due on the Exchange Notes. Any claim for the difference between the amount, if any, realized by holders of the Exchange Notes from the sale of the Collateral securing such notes and the obligations under such notes rank equally in right of payment with all of our other senior unsecured indebtedness and other obligations, including trade payables.

Holders of the Exchange Notes will not control decisions regarding collateral.

The holders of the First Priority Claims control substantially all matters related to the Collateral securing the First Priority Claims and the Exchange Notes. Bear Stearns Corporate Lending Inc. (“BSC”) serves as the administrative agent under our senior credit facility and, in such capacity, as the collateral agent under the security agreements governing our existing First Priority Claims collateral. The holders of First Priority Claims may cause BSC to dispose of, release, foreclose on, or take other actions with respect to the shared collateral with which holders of the Exchange Notes may disagree or that may be contrary to the interests of holders of such notes. In addition, the security documents generally provide that, so long as First Priority Claims are in effect, if the first priority lien holders waive, amend, modify or vary the first priority lien documents, the comparable second priority lien documents will automatically be so waived, amended, modified or varied without the consent of the Trustee or the holders of the Exchange Notes and guarantees thereof, unless such waiver, amendment, modification or variation materially adversely affects the rights of the holders of such notes and guarantees thereof and not the first priority lien holders in a like or similar manner.

Federal and state fraudulent transfer laws permit a court to void the Exchange Notes, guarantees and the liens securing the guarantees, and if that occurs, you may not receive any payments on the Exchange Notes.

The Exchange Notes are guaranteed by each of the Guarantors and each guarantee is secured by a second priority lien on all of our and our Guarantors’ assets. The issuance of the Exchange Notes, the issuance of the guarantees by the Guarantors and the grant of the second priority liens may be subject to review under federal and state fraudulent transfer and conveyance statutes if a bankruptcy, liquidation or reorganization case or a lawsuit, including circumstances in which bankruptcy is not involved, were commenced at some future date by, or on behalf of, our unpaid creditors or our Guarantors. While the relevant laws may vary from state to state, under such laws the issuance of such notes or the guarantees, the grant of the second priority liens and the application of the proceeds from the issuance of such notes will be a fraudulent conveyance if (1) we issued the Exchange Notes or one of our Guarantors issued a guarantee or we granted the second priority liens with the intent of hindering, delaying or defrauding creditors or (2) we or any of our Guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing either the Exchange Notes or a guarantee or granting the second priority liens, and, in the case of (2) only, one of the following is true:

•	we or any of our Guarantors were insolvent, or rendered insolvent, by reason of such transactions;

•	we or any of our Guarantors were engaged in a business or transaction for which we or our guarantor’s assets constituted unreasonably small capital; or

•	we or any of our Guarantors intended to, or believed that it would, be unable to pay its debts as they matured.

If a court were to find that the issuance of the Exchange Notes, a guarantee by our Guarantors or a second priority lien was a fraudulent conveyance, the court could void the payment obligations under the Exchange Notes, such guarantee or such second priority lien or subordinate to such notes, such guarantee or such second priority lien to presently existing and future indebtedness of us or our Guarantors, or require the holders of the Exchange Notes to repay any amounts received with respect to the Exchange Notes or such guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any payment on such notes or the guarantees.

The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts was greater than the fair value of all its assets;

•	the present fair saleable value of its assets is less than the amount required to pay the probable liability on its existing debts and liabilities as they become due; or

•	it cannot pay its debts as they become due.

A court would likely find that we or our Guarantors did not receive reasonably equivalent value or fair consideration for the issuance of such notes, the guarantees or the second priority liens if we or our Guarantors did not substantially benefit directly or indirectly from the issuance of such notes.

Each guarantee will contain a provision intended to limit our Guarantors’ liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being voided under fraudulent transfer law.

Rights of holders of the Exchange Notes in the Collateral may be adversely affected by bankruptcy proceedings.

The right of the Trustee to repossess and dispose of the Collateral upon acceleration is likely to be significantly impaired by federal bankruptcy law if bankruptcy proceedings are commenced by or against us prior to or possibly even after the Trustee has repossessed and disposed of the Collateral. Under the U.S. Bankruptcy Code (the “Bankruptcy Code”), a secured creditor, such as the Trustee, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents, or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to the circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral and may include cash payments or the granting of additional security, if and at such time as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy proceeding. In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Old Notes could be delayed following commencement of a bankruptcy case, whether or when the Trustee would repossess or dispose of the collateral, or whether or to what extent holders of the Exchange Notes would be compensated for any delay in payment or loss of value of the collateral through the requirements of “adequate protection.” Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the Exchange Notes, the holders of the Exchange Notes would have “under secured claims” as to the difference. Federal bankruptcy laws do not permit the payment or accrual of interest, costs, and attorneys’ fees for “under secured claims” during the debtor’s bankruptcy case.

Rights of holders of Exchange Notes in the Collateral may be adversely affected by the failure to perfect security interests in certain collateral acquired in the future.

The security interest in the Collateral includes our assets and the assets of our Guarantors, both tangible and intangible, whether now owed or acquired or arising in the future. Applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. There can be no assurance that the Trustee will monitor, or that we will inform the Trustee of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after acquired collateral. The Trustee has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interests therein. Such failure may result in the loss of the security interest therein or the priority of the security interest in favor of the Exchange Notes against third parties.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on and to refinance our indebtedness, including the Exchange Notes, and to fund capital expenditures, acquisitions and other obligations will depend on our ability to generate cash in the future, which is dependent on our successful financial and operating performance and on our ability to successfully implement our business strategy. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

We may not have the ability to repurchase the Exchange Notes upon a change of control as required by the Indenture.

Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all the Exchange Notes at 101% of the principal amount plus accrued and unpaid interest and additional interest, if any, to the date of repurchase. We may not have sufficient funds to make the required repurchase in cash at such time or the ability to arrange necessary financing on acceptable terms. In addition, our ability to repurchase the Exchange Notes for cash may be limited by law or the terms of other agreements relating to our debt outstanding at the time. The failure to repurchase any Exchange Notes submitted in a change of control offer would constitute an event of default under the Indenture, which could, in turn, constitute an event of default under our other debt instruments, even if the change of control itself would not cause a default. See “Description of Exchange Notes — Repurchase at the Option of Holders upon a Change of Control.”

Risk Factors Relating to our Business

Quadrangle is our principal stockholder and can exercise a controlling influence over us.

Quadrangle Capital Partners LP, Quadrangle Capital Partners-A LP, Quadrangle Select Partners LP and Quadrangle Master Funding Ltd, which we refer to as Quadrangle, collectively own approximately 70% of our outstanding common stock as of April 17, 2007. Pursuant to a stockholders agreement, subject to Quadrangle maintaining a certain threshold of ownership in us, Quadrangle will be able to control the election of a majority of our directors and accordingly exercise a controlling influence over our business and affairs, including any determinations with respect to mergers or other business combinations involving us, appointment of our officers, our acquisition or disposition of material assets and our incurrence of indebtedness. Similarly, Quadrangle will continue to have the power to determine matters submitted to a vote of our stockholders without the consent of other stockholders and to take other actions that might be favorable to Quadrangle, whether or not these actions would be favorable to us or to our stockholders in general.

Protection One and IASG have a history of losses, which are likely to continue.

We incurred net losses of $17.4 million for the year ended December 31, 2006, $15.6 million for the period February 9, 2005 through December 31, 2005, $11.4 million for the period January 1, 2005 through February 8, 2005, and $323.9 million for the year ended December 31, 2004. IASG, whom we acquired in April 2007, incurred net losses of $83.9 million for the year ended December 31, 2006, $22.3 million for the year ended December 31, 2005 and $11.7 million for the year ended December 31, 2004. Our losses reflect the following, among other factors:

•	our customer base has declined every year since 1999 and our revenue declined every year from 1999 to 2005 with only a slight increase in 2006;

•	substantial charges incurred by us for amortization of customer accounts;

•	interest incurred on indebtedness;

•	expansion of our internal sales and installation efforts;

•	recapitalization costs in 2006, change in control, debt restructuring and corporate consolidation costs in 2005 and 2004;

•	a write down of remaining deferred tax assets in 2004; and

•	other charges required to manage operations.

We will continue to incur a substantial amount of interest expense and amortization of customer accounts and we do not expect to attain profitability in the near future.

Our substantial indebtedness could adversely affect our financial condition.

We have, and will continue to have, a significant amount of indebtedness. As of April 13, 2007, the face value of our total indebtedness, including capital leases, was approximately $526.7 million. Our level of indebtedness could have important consequences. For example, it could:

•	limit our ability to borrow money or sell stock to fund our working capital, capital expenditures, acquisitions and debt service requirements;

•	limit our flexibility in planning for, or reacting to, changes in our business and future business opportunities;

•	make us more vulnerable to a downturn in our business or in the economy or to an increase in interest rates;

•	place us at a disadvantage to some of our competitors, who may be less highly leveraged than us; and

•	require a substantial portion of our cash flow from operations to be used for debt payments, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes.

One or a combination of these factors could adversely affect our financial condition. Subject to restrictions in the Indenture, the indenture governing our 8 1/8% senior subordinated notes and our senior secured credit facility, we may incur additional indebtedness, which could increase the risks associated with our already substantial indebtedness.

Restrictive covenants restrict our ability to operate our business and to pursue our business strategies, and our failure to comply with these covenants could result in an acceleration of our indebtedness.

Our senior credit facility, the indenture governing our 8 1/8% senior subordinated notes (the “Senior Subordinated Notes Indenture”) and the Indenture contain covenants that restrict our ability to finance future operations or capital needs, to respond to changing business and economic conditions or to engage in other transactions or business activities that may be important to our growth strategy or otherwise important to us. Our senior credit facility, the Senior Subordinated Notes Indenture and the Indenture restrict, among other things, our ability to:

•	incur additional indebtedness or enter into sale and leaseback transactions;

•	pay dividends or make distributions on our capital stock or certain other restricted payments or investments;

•	purchase or redeem stock;

•	issue stock of our subsidiaries;

•	make investments and extend credit;

•	engage in transactions with affiliates;

•	transfer and sell assets;

•	effect a consolidation or merger or sell, transfer, lease or otherwise dispose of all or substantially all of our assets; and

•	create liens on our assets to secure debt.

In addition, our senior credit facility requires us to meet certain financial ratios and to repay outstanding borrowings with portions of the proceeds we receive from certain sales of property or assets and specified future debt offerings. Our financial results may be affected by unforeseen adverse events, and we may not be able to meet the financial ratio requirements.

Any breach of the covenants in our senior credit facility, the Senior Subordinated Notes Indenture or the Indenture could cause a default under such instruments. If there were an event of default under any of our debt instruments that was not cured or waived, the holders of the defaulted debt could cause all amounts outstanding with respect to the debt instrument to be due and payable immediately. Our assets and cash flow would not be sufficient to fully repay borrowings under our outstanding debt instruments if accelerated upon an event of default. If, as or when required, we are unable to repay, refinance or restructure our indebtedness under, or amend the covenants contained in, our senior credit facility, the lenders under our senior credit facility could institute foreclosure proceedings against the assets securing borrowings under our senior credit facility.

If we are unable to repay or refinance our 8 1/8% senior subordinated notes prior to July 2008, our outstanding indebtedness under our senior credit facility will become due and payable.

The revolving credit facility and term loan under our senior credit facility are subject to early maturity if we do not repay or refinance our 8 1/8% senior subordinated notes on or before June 30, 2008. We do not expect our business to generate cash flow from operations in an amount sufficient to enable us to repay our 8 1/8% senior subordinated notes, so we believe that we will need to refinance all such indebtedness. We may not, however, be able to refinance our 8 1/8% senior subordinated notes within the limitations set forth in the senior credit facility on favorable terms or at all. If we do not refinance our 8 1/8% senior subordinated notes on or before June 30, 2008, the aggregate amount outstanding under the revolving credit facility and term loan will become immediately due and payable. If we are unable to repay, refinance or restructure our indebtedness under, or amend the covenants contained in, our senior credit facility, the lenders under our senior credit facility could institute foreclosure proceedings against the assets securing borrowings under the senior credit facility. In addition, an event of default under the senior credit facility or the Senior Subordinated

Notes Indenture would cause us to violate terms of the Indenture, which would allow the trustee to accelerate our obligations or institute foreclosure proceedings against the assets securing the borrowings under the Indenture.

We rely on technology that may become obsolete, which could require significant capital expenditures.

Our monitoring services depend upon the technology (hardware and software) of security alarm systems. In order to maintain our customer base that currently uses security alarm components that are or could become obsolete, we will likely be required to upgrade or implement new technologies that could require significant capital expenditures. We may not be able to successfully implement new technologies or adapt existing technologies to changing market demands. If we are unable to adapt in response to changing technologies, market conditions or customer requirements in a timely manner, such inability could adversely affect our business.

The failure to successfully integrate IASG’s business and operations in the expected time frame may adversely affect the combined company’s future results.

The success of the Merger will depend, in part, on the combined company’s ability to realize the anticipated benefits from combining the businesses of Protection One and IASG. However, to realize these anticipated benefits, the businesses of Protection One and IASG must be successfully combined. If the combined company is not able to achieve these objectives, the anticipated benefits of the Merger may not be realized fully or at all or may take longer to realize than expected.

It is possible that the integration of the Protection One and IASG businesses could result in the loss of key employees, as well as the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies, any or all of which could adversely affect the combined company’s ability to maintain relationships with customers and employees after the Merger or to achieve the anticipated benefits of the Merger. Integration efforts between the two companies will also divert management attention and resources. These integration matters could have an adverse effect on the combined company.

Shifts in our current and future customers’ selection of telecommunications services could increase customer attrition and could adversely impact our earnings and cash flow.

Certain elements of our operating model rely on our customers’ selection and continued use of traditional, land-line telecommunications services, which we use to communicate with our monitoring operations. In recent years, many customers in our Network Multifamily segment have shown a preference for subscribing only to cellular technology and have discontinued use of land-line telephone services. In order to continue to service existing customers who cancel their land-line telecommunications services and service new customers who do not subscribe to land-line telecommunications services, customers must upgrade to alternative and typically more expensive wireless or internet based technologies. Continued shifts in customers’ preferences regarding telecommunications services could continue to adversely impact attrition and our earnings and cash flow.

We face increasing competition and pricing pressure from other companies in our industry and, if we are unable to compete effectively with these companies, our sales and profitability could be adversely affected.

We compete with a number of major domestic security monitoring services companies, as well as a large number of smaller, regional competitors. Due in part to this fierce competition, we have experienced high rates of customer attrition and have been subjected to continual and significant pricing pressures. Some of our competitors, either alone or in conjunction with their respective parent corporate groups, are larger than we are and have greater financial resources, sales, marketing or operational capabilities or brand recognition than we do. In addition, the innovative nature of our markets may attract new entrants to the field. We may not be able to compete successfully with the services of other companies, which could result in the loss of customers and, as a result, decreased revenue and operating results.

The competitive market for the acquisition and creation of accounts may affect our future profitability.

Prior to 2000, we grew very rapidly by acquiring portfolios of alarm monitoring accounts through acquisitions and dealer purchases. Our current strategy is to reduce the cost of acquiring new accounts by utilizing other customer account acquisition channels such as our internal sales force augmented by traditional marketing support. The security alarm monitoring industry is highly competitive and highly fragmented. We compete with several companies that have account acquisition and loan programs for independent dealers and some of those competitors are larger than we are and have more capital than we do. Increased competition from other alarm monitoring companies could require us to reduce our prices for installations, decrease the monitoring fees we charge our customers and take other measures that could reduce our margins. These decreases and other measures could have a material adverse effect on us.

Loss of customer accounts could materially adversely affect our operations.

We experience the loss of accounts as a result of, among other factors:

•	relocation of customers;

•	customers’ inability or unwillingness to pay our charges;

•	adverse financial and economic conditions;

•	the customers’ perceptions of value; and

•	competition from other alarm service companies.

We may experience the loss of newly acquired or created accounts to the extent we do not integrate or adequately service those accounts. Because some acquired accounts are prepaid on an annual, semiannual or quarterly basis, customer loss may not become evident for some time after an acquisition is consummated. While our attrition rates have stabilized in our Protection One Monitoring segment, we continue to lose customers at a rate faster than our rate of adding customers. We expect account losses to exceed additions until the efforts we are making to acquire new accounts and further reduce our rate of attrition become more successful than they have been to date. Net losses of customer accounts could materially and adversely affect our business, financial condition and results of operations.

We may not be able to realize any or all of the anticipated benefits from prior or future acquisitions of portfolio alarm monitoring contracts.

Acquisitions of end-user alarm monitoring contracts involve a number of risks, including the possibility that the acquiring company will not be able to realize the recurring monthly revenue stream it contemplated at the time of acquisition because of higher than expected attrition rates or fraud. Although we generally complete an extensive due diligence process prior to acquiring alarm monitoring contracts and obtains representations and warranties from sellers, we may not detect fraud, if any, on the part of any seller, including the possibility that any seller misrepresented the historical attrition rates of the sold contracts or sold or pledged the contracts to a third party. If the sale of alarm monitoring contracts involves fraud or the representations and warranties are otherwise inaccurate, it may not be possible to recover from the seller damages in an amount sufficient to fully compensate us for any resulting losses. In such event, we may incur significant costs in litigating ownership or breach of acquisition contract terms.

Our customer acquisition strategies may not be successful, which would adversely affect our business.

The customer account acquisition strategy we are now employing relies primarily on our internal sales force and forming marketing alliances. While our present strategy resulted in some improvements in 2006 and 2005, this strategy may not be successful in the future. If the strategy is not successful, our customer base could continue to decline. If successful, selling costs related to this strategy will increase our expenses and uses of cash. Failure to replace customers lost through attrition or increased use of cash to replace those customers could have a material adverse effect on our business, financial condition, results of operations and ability to service debt obligations.

We rely on a marketing alliance for the generation of many new accounts.

We have established a marketing relationship to offer monitored security services to the residential, single-family market and to businesses in 17 of the larger metropolitan markets in the southeastern United States. Approximately 25% of our new accounts created in each of 2006 and 2005 and 20% of our new accounts created in 2004 were produced from this arrangement. Termination of this arrangement could have a short term material adverse effect on our ability to generate new customers in this territory.

Increased adoption of “false alarm” ordinances by local governments may adversely affect our business.

An increasing number of local governmental authorities have adopted, or are considering the adoption of, laws, regulations or policies aimed at reducing the perceived costs to municipalities of responding to false alarm signals. Such measures could include:

•	requiring permits for the installation and operation of individual alarm systems and the revocation of such permits following a specified number of false alarms;

•	imposing limitations on the number of times the police will respond to alarms at a particular location after a specified number of false alarms;

•	requiring further verification of an alarm signal before the police will respond; and

•	subjecting alarm monitoring companies to fines or penalties for transmitting false alarms.

Enactment of these measures could adversely affect our future business and operations. In addition, concern over false alarms in communities adopting these ordinances could cause a decrease in the timeliness of police response to alarm activations and thereby decrease the propensity of consumers to purchase or maintain alarm monitoring services.

Increased adoption of statutes and governmental policies purporting to void automatic renewal provisions in our customer contracts, or purporting to characterize certain of our charges as unlawful, may adversely affect our business.

Our customer contracts typically contain provisions automatically renewing the term of the contract at the end of the initial term, unless cancellation notice is delivered in accordance with the terms of the contract. If the customer cancels prior to the end of the contract term, other than in accordance with the contract, we may charge the customer the amounts that would have been paid over the remaining term of the contract, or charge an early cancellation fee.

Several states have adopted, or are considering the adoption of statutes, consumer protection policies or legal precedents which purport to void the automatic renewal provisions of our customer contracts, or otherwise restrict the charges we can impose upon contract cancellation. Such initiatives could compel us to increase the length of the initial term of our contracts, and increase our charges during the initial term, and consequently lead to less demand for our services and increase our attrition. Adverse judicial determinations regarding these matters could cause us to incur legal exposure to customers against whom such charges have been imposed, and the risk that certain of our customers may seek to recover such charges through litigation. In addition, the costs of defending such litigation and enforcement actions could have an adverse effect on us.

Due to a concentration of accounts in California, Florida and Texas, we are susceptible to environmental incidents that may negatively impact our results of operations.

Almost 45% of our recurring monthly revenue is derived from customers located in California, Florida and Texas. A major earthquake, hurricane or other environmental disaster in an area of high account concentration could disrupt our ability to serve those customers or render those customers uninterested in continuing to retain us to provide alarm monitoring services.

Declines in rents, occupancy rates and new construction of multifamily dwellings may affect our sales in this marketplace.

Demand for alarm monitoring services in the Network Multifamily segment is tied to the general health of the multifamily housing industry. This industry is dependent upon prevailing rent levels and occupancy rates as well as the demand for construction of new properties. The real estate market in general is cyclical, however, and, in the event of a decline in the market factors described above, it is likely that demand for our alarm monitoring services to multifamily dwellings would also decline, which could negatively impact our results of operations.

We could face liability for our failure to respond adequately to alarm activations.

The nature of the services we provide potentially exposes us to greater risks of liability for employee acts or omissions or system failures than may be inherent in other businesses. In an attempt to reduce this risk, our alarm monitoring agreements and other agreements pursuant to which we sell our products and services contain provisions limiting our liability to customers and third parties. However, in the event of litigation with respect to such matters, these limitations may not be enforced. In addition, the costs of such litigation could have an adverse effect on us.

Future government regulations or other standards could have an adverse effect on our operations.

Our operations are subject to a variety of laws, regulations and licensing requirements of federal, state and local authorities. In certain jurisdictions, we are required to obtain licenses or permits, to comply with standards governing employee selection and training and to meet certain standards in the conduct of our business. The loss of such licenses, or the imposition of conditions to the granting or retention of such licenses, could have an adverse effect on us. In the event that these laws, regulations and/or licensing requirements change, we may be required to modify our operations or to utilize resources to maintain compliance with such rules and regulations. In addition, new regulations may be enacted that could have an adverse effect on us.

The loss of our Underwriter Laboratories listing could negatively impact our competitive position.

All of our alarm monitoring centers are Underwriters Laboratories (“UL”) listed. To obtain and maintain a UL listing, an alarm monitoring center must be located in a building meeting UL’s structural requirements, have back-up and uninterruptible power supplies, have secure telephone lines and maintain redundant computer systems. UL conducts periodic reviews of alarm monitoring centers to ensure compliance with their regulations. Non-compliance could result in a suspension of our UL listing. The loss of our UL listing could negatively impact our competitive position.

We depend on our relationships with alarm system manufacturers and suppliers. If we are not able to maintain or renew these alliances, our ability to create new customers and service our existing account base could be negatively affected.

We currently have agreements with certain alarm system manufacturers and suppliers of hardware for products that we use in customer locations to install new systems and to repair existing systems. We may not be able to maintain or renew our existing product sourcing arrangements on terms and conditions acceptable to us. If we are unable to maintain or renew our existing relationships, we may incur additional costs creating new customer arrangements and in servicing existing customers.

We rely on subcontractors in certain markets to install, service and repair alarm systems.

We currently have agreements with various subcontractors in order to timely and efficiently install, service and repair alarm systems. We may not be able to maintain or renew our subcontractor arrangements on terms and conditions acceptable to us. If we are unable to maintain or renew our existing subcontractor relationships, we may incur additional costs creating new customer arrangements and servicing existing customers, and customer satisfaction may suffer, leading to increased attrition. Also, our reliance on subcontractors increases our costs related to quality assurance and inspections and potentially diminishes our brand identity with customers.

Most of our customers’ alarm systems communicate with our monitoring center via Public Switched Telephone Network lines, or PSTN lines, provided by an incumbent local exchange carrier, which are losing market share to wireless and Internet-based means of communication.

The number of PSTN lines provided by incumbent local exchange carriers have been and are expected to continue decreasing. While we offer alarm systems that can communicate signals to our central stations using various wireless and/or Internet-based communication technologies, such solutions are presently more expensive than traditional PSTN-based alarm communicators. Higher costs might reduce the market for new customers of alarm monitoring services, and the trend away from PSTN lines to alternatives may mean more existing customers will cancel service with us. In addition, such shifts to newer communications technologies may increase our costs for personnel training.

We are dependent upon our experienced senior management, who would be difficult to replace.

The success of our business is largely dependent upon the active participation of our executive officers, who have extensive experience in the industry. As a result, we have entered into employment agreements with each of our executive officers. The loss of service of one or more of such officers for any reason may have an adverse effect on our business.

We have incurred and will continue to incur increased costs as a result of securities laws and regulations relating to corporate governance matters and public disclosures.

The Sarbanes-Oxley Act of 2002 and the SEC rules implementing that Act have required changes in some of our corporate governance practices and may require further changes. These rules and regulations have increased our legal and financial compliance costs and have made some activities more difficult, time-consuming or costly. These rules and regulations could also make it more difficult for us to attract and retain qualified independent members of our board of directors and qualified members of our management team.

We are taking steps to comply with the laws and regulations in accordance with the deadlines by which compliance is required. However, our estimate of the amount or timing of additional costs that we may incur to respond by these deadlines may not be accurate. Furthermore, we cannot ensure successful outcomes from the review to be performed in connection with the provisions of Section 404 of the Act regarding management’s assessment of the effectiveness of our internal control over financial reporting and the auditor’s attestation to and report on both management’s assessment and the effectiveness of our internal control over financial reporting.

FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Statements that are not historical fact are forward-looking statements. These forward-looking statements generally can be identified by, among other things, the use of forward-looking language such as the words “estimate,” “project,” “intend,” “believe,” “expect,” “anticipate,” “may,” “will,” “would,” “should,” “could,” “seeks,” “plans,” “intends,” or other words of similar import or their negatives. Such statements include those made on matters such as our earnings and financial condition, litigation, accounting matters, our business, our efforts to consolidate and reduce costs, our customer account acquisition strategy and attrition, our liquidity and sources of funding and our capital expenditures. All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements included herein are made only as of the date of this report and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances except as required by federal securities laws. Certain factors that could cause actual results to differ include: our history of losses, which are likely to continue; principal and interest payment requirements of our indebtedness; difficulty in integrating the businesses of Protection One and IASG; disruption from the Merger, including lost business opportunities and difficulty maintaining relationships with employees, customers and suppliers; competition, including competition from companies that are larger than we are and have greater resources than we do; losses of our customers over time and difficulty acquiring new customers, changes in technology that may make our services less attractive or obsolete or require significant expenditures to upgrade; the development of new services or service innovations by our competitors; potential liability for failure to respond adequately to alarm activations; changes in management; the potential for environmental or man-made catastrophes in areas of high customer concentration; changes in conditions affecting the economy or security alarm monitoring service providers generally; and changes in federal, state or local government or other regulations or standards affecting our operations. New factors emerge from time to time, and it is not possible for us to predict all of such factors or the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

See also “Risk Factors” beginning on page 9 for a discussion of these and other risks and uncertainties that could cause actual results to differ materially from those contained in our forward-looking statements.

USE OF PROCEEDS

This exchange offer is intended to satisfy certain of our obligations under the registration rights agreement that we entered into simultaneously with the issuance of the Notes. We will not receive any cash proceeds from the issuance of the Exchange Notes. In consideration for issuing the Exchange Notes contemplated by this prospectus, we will receive Notes from you in like principal amount. The Notes surrendered in exchange for the Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any change to our indebtedness.

MANAGEMENT AND CORPORATE GOVERNANCE

Directors and Executive Officers

The following table sets forth the name, age and position of each of our officers and directors. No family relationship exists between any director or executive officer.

Name	Age	Positions

Richard Ginsburg	38	Chief Executive Officer and Director
Darius G. Nevin	49	Executive Vice President and Chief Financial Officer
Peter J. Pefanis	60	Executive Vice President and Chief Operating Officer
Kimberly Lessner	47	Executive Vice President and Chief Marketing Officer
J. Eric Griffin	48	Vice President, General Counsel and Secretary
Joseph R. Sanchez	46	Senior Vice President Customer Operations
Raymond C. Kubacki	62	Director
Robert J. McGuire	70	Director
Henry Ormond	34	Director
Steven Rattner	54	Director
Thomas J. Russo	65	Director
David A. Tanner	48	Director
Michael Weinstock	46	Director
Arlene M. Yocum	49	Director

Richard Ginsburg has served as a director and Chief Executive Officer of Protection One since April 2001 and President since July 2001. Mr. Ginsburg was a founder of Guardian International Inc., a security monitoring company, and served as its President and Chief Executive Officer from August 1996 to April 2001.

Darius G. Nevin has served as Executive Vice President and Chief Financial Officer of Protection One since August 2001. He served as a director of Protection One from November 2002 to May 2003. From October 1997 to August 2001, he was the Chief Financial Officer of Guardian International, Inc.

Peter J. Pefanis has served as our Executive Vice President since September 2002 and as our Chief Operating Officer since March 2007. He served as Senior Vice President from June 2001 to September 2002. From January 2001 until June 2001, Mr. Pefanis was Regional Vice President for SecurityLink, a provider of electronic security systems. Prior to that, he was East Area Director for Honeywell, Inc., a provider of electronic security systems.

Kimberly Lessner joined Protection One as Executive Vice President and Chief Marketing Officer in March 2007. From 2001 to 2007, Ms. Lessner held various positions with Verizon Communications, where she most recently served as Vice President, Enterprise Target Marketing. Prior to joining Verizon, Ms. Lessner held various executive positions with GTE Corporation (which merged with Bell Atlantic to form Verizon), US West, Nissan Motor Corporation and Sears, Roebuck & Company.

J. Eric Griffin has served as Vice President, General Counsel and Secretary of Protection One since December 2001. He served as Executive Director of Legal Services from May 2000 to December 2001.

Joseph R. Sanchez has served as Senior Vice President Customer Operations of Protection One since June 2004. He served as Vice President Customer Operations of Protection One from August 1999 to June 2004. Mr. Sanchez has been with Protection One since 1990 and has held various manager and director level positions within the organization.

Raymond C. Kubacki has served as our director since the Merger in April 2007. Mr. Kubacki served as a director of IASG from June 2004 until the merger and was a member of IASG’s audit, independent, governance and nominating committees. Mr. Kubacki served as President and Chief Executive Officer of Psychemedics Corporation, a biotechnology company with a proprietary drug test product, since July 1991. He has also served as chairman of the board of directors of Psychemedics since November 2003. Prior to joining Psychemedics, he held senior management positions in marketing and operations with Reliance Electric Company and ACME Cleveland Corporation and was an investment officer for Massachusetts Investors Trust, a major mutual fund investment management company. He is also a trustee for the Center for Excellence in Education based in Washington, D.C.

Robert J. McGuire has served as our director since March 2005. Mr. McGuire is an attorney and consultant with offices in New York City. Mr. McGuire is a former Assistant United States Attorney and a former New York City Police Commissioner. He is a former Chairman and Chief Executive of Pinkerton’s Inc. and former President of Kroll Associates, Inc. Mr. McGuire serves on the Boards of GAM Funds, Inc., Mutual of America Investment Corp., and Six Flags, Inc.

Henry Ormond has served as our director since April 2006 as a Quadrangle designee. He is a Principal of Quadrangle Group LLC, an affiliate of our majority stockholder. Prior to joining Quadrangle in 2001, Mr. Ormond was a member of the private equity group at Whitney & Co., and was previously an investment banker with Morgan Stanley. Mr. Ormond also serves on the Board of a private company.

Steven Rattner has served as our director since February 2005 as a Quadrangle designee. He is Managing Principal of Quadrangle Group LLC, an affiliate of our majority stockholder. Prior to founding Quadrangle in 2000, Mr. Rattner was Deputy Chairman and Deputy Chief Executive officer of Lazard Freres & Co. and was a Managing Director at Morgan Stanley. Mr. Rattner serves on the Boards of IAC/InterActiveCorp. and NTELOS Holdings Corp. as well as a number of private companies.

Thomas J. Russo has served as our director since April 2007. Mr. Russo is a partner in RAVE, a privately held limited liability corporation, which specializes in quality assurance evaluations and customer satisfaction surveys for the hospitality, restaurant and retail industries. Mr. Russo has 30 years of management experience in domestic and international operations of foodservice, lodging and consumer goods companies. Mr. Russo is Vice Chairman of Leadership Roundtable and past Chairman of the Massachusetts Restaurant Association. He serves on the Boards of the National Restaurant Association and Oneida Ltd.

David A. Tanner has served as our director since February 2005 as a Quadrangle designee. Mr. Tanner is Executive Vice President of ContiGroup Companies, Inc. Mr. Tanner was a Member of Quadrangle Group, an affiliate of our majority stockholder, from 2000 through 2006. Prior to founding Quadrangle in 2000, Mr. Tanner was a Managing Director of Lazard Frères & Co. and Managing Principal of Lazard Capital Partners. Prior to joining Lazard Frères & Co., Mr. Tanner was a Managing Director at E.M. Warburg Pincus & Co. Mr. Tanner serves on the boards of several privately held companies.

Michael Weinstock has served as our director since February 2005 as a Quadrangle designee. He is Managing Principal of Quadrangle Debt Recovery Advisors LP, an affiliate of our majority stockholder. Prior to joining Quadrangle in 2002, Mr. Weinstock was a Managing Director of Lazard Freres & Co. and was an investment banker with Salomon Brothers and Goldman Sachs.

Arlene M. Yocum has served as our director since the Merger in April 2007. Ms. Yocum served as director of IASG from October 2005 until the Merger in April 2007 and was the chairperson of both the governance and nominating committee and the independent committee. Ms. Yocum has served as Executive Vice President, Managing Executive of PNC Advisors, Wealth Management and Institutional Investment Groups since 2003. From 2000 to 2003 Ms. Yocum was an Executive Vice President of the Institutional Investment Group of PNC Advisors. From 1993 to 2000 Ms. Yocum held management and executive positions with PNC Advisors. Ms. Yocum is a Trustee and Vice President of the Philadelphia Community College foundation and a member of the American Bankers Association Wealth Management and Trust Conference Board.

Compensation of Directors

During 2006, our independent director, Robert J. McGuire, was entitled to receive compensation for his service as set forth in the table below. Mr. McGuire is Chairman of the Audit Committee and a member of the Compensation Committee. Directors who are our employees do not receive additional compensation for their services as directors. As such, Mr. Ginsburg received no compensation for his services as a director. During

2006, the members of our board designated by Quadrangle did not receive compensation for their services. We paid Quadrangle an annual management fee of $1.5 million in 2006 pursuant to the terms of our management agreements with Quadrangle Advisors LLC and Quadrangle Debt Recovery Advisors LLC. The Quadrangle management agreements were terminated in connection with the Merger in April 2007. Upon termination of the Quadrangle management agreements, the members of the our board of directors who are affiliated with Quadrangle have begun receiving compensation for their services as members of board of directors equal to that provided to our independent directors. The board is currently considering the director compensation plan that will be effective following the Merger.

Director Compensation for 2006

Change in Pension
Value and
	Fees					Nonqualified
	Earned or				Non-Equity	Deferred
	Paid	Stock		Option	Incentive Plan	Compensation	All Other
	in Cash	Awards		Awards	Compensation	Earnings	Compensation		Total
Name	($)	($)		($)	($)	($)	($)		($)

Robert J. McGuire	83,750	6,625	(1)	—	—	—		(2)	90,375
Henry Ormond(3)	—	—		—	—	—	—		—
Steven Rattner(3)	—	—		—	—	—	—		—
David A. Tanner(3)	—	—		—	—	—	—		—
Michael Weinstock(3)	—	—		—	—	—	—		—

(1)	Stock Awards represents the amortization under FAS 123R of a Restricted Stock Units (RSUs) award in 2005 for 2,000 shares of company common stock and an RSU award in 2006 for 1,000 shares of company common stock each of which vests ratably over 4 years from grant date. The 2006 RSU award for 1,000 shares was made as of April 5, 2006 when the stock price was $17.25 per share and the fair market value on the date of grant was $17,250. Mr. McGuire also received 2,000 RSUs in 2005 of which 500 shares vested in 2006 and the remaining 1,500 shares are expected to vest ratably over the next three years. Mr. McGuire holds a total of 2,500 unvested RSUs.

(2)	In May 2006, Mr. McGuire received $9,662 in dividend equivalents in respect of his RSUs pursuant to the anti-dilutive provisions of his RSU awards. The dividend equivalent amount is not reflected in the All Other Compensation column because the value of his RSU awards are inclusive of the right to receive these dividend equivalents.

(3)	Messrs. Ormond, Rattner, Tanner and Weinstock were affiliated with Quadrangle during 2006, were not considered to be independent and, therefore, did not receive compensation for their services. As discussed above, Protection One paid Quadrangle a management fee of $1.5 million in 2006.

Independent Director Compensation

For meetings held during 2006, our independent director compensation plan is as follows:

Annual retainer	$25,000
Annual retainer for Audit Committee Chair	$20,000
Annual retainer for Chair of other Committees	$7,500
Annual retainer for Committee Member	$5,000
Attendance fee for each meeting date	$2,500
Attendance fee for each telephonic meeting	$1,250
Attendance fee for each in-person committee meeting	$2,500
Attendance fee for each telephonic committee meeting	$1,250
Annual equity award: Restricted Share Units in first year of service	$2,000
Annual equity award: Restricted Share Units in subsequent years of service	$1,000

Director Independence

Because Quadrangle owns approximately 70.0% of our Common Stock, we qualify as a “controlled company” based upon the criteria set forth in the Marketplace Rules of The Nasdaq Stock Market LLC (the “Nasdaq Marketplace Rules”). As a result, we are not required to have, among other things, a majority of our board of directors comprised of independent directors, nor are we required to have a compensation committee consisting solely of independent directors. Currently, Messrs. Kubacki, McGuire and Russo and Ms. Yocum qualify as independent under the Nasdaq Marketplace Rules. Furthermore, Messrs. Kubacki and McGuire, members of the Audit Committee, also qualify as independent based upon the criteria set forth in Section 10A(m)(3) under the Securities Exchange Act of 1934 (the “Exchange Act”). Messrs. Weinstock, Rattner and Ormond are not “independent” under the Nasdaq Marketplace Rules due to their respective affiliations with Quadrangle. Mr. Ginsburg is not independent under the Nasdaq Marketplace Rules because he is our Chief Executive Officer. While Mr. Tanner, a former Member of Quadrangle Group LLC, meets the independence criteria set forth in Section 10A(m)(3) under the Exchange Act, the board of directors is unable to conclude at this time that he is independent based upon the criteria set forth in the Nasdaq Marketplace Rules. Mr. Tanner is also a member of the Audit Committee. In order to comply with the Nasdaq Marketplace Rules regarding the composition of the Audit Committee, we avail ourselves of Nasdaq Marketplace Rule 4350(d)(2)(B), which provides an exception to the requirement that all Audit Committee members must be independent if one member deemed not to be independent based upon the Nasdaq Marketplace Rules meets certain other criteria, including those under the Exchange Act, and the board of directors determines that the individual’s membership on the Audit Committee is required in the best interests of the company and its shareholders. The board of directors has made such determination due to Mr. Tanner’s strong financial expertise and history of contribution to the board of directors on behalf of our stockholders.

Board Meetings and Committees of the Board of Directors

Our Board met five times during 2006. All directors attended at least 75% of the total number of Board and committee meetings held while they served as a director or member of a committee. Our directors are encouraged, but not required, to attend annual meetings of the Company, either in person or telephonically. Mr. Ginsburg was the only director present at the 2006 Annual Meeting.

The Board has a standing Audit Committee and a standing Compensation Committee. Each of these committees operates pursuant to a written charter setting out the functions and responsibilities of the committee. The charters are available in print to stockholders upon request submitted to our principal executive offices. These committees are described below.

The Board does not have a standing Nominating Committee. The Board is of the view that it is appropriate for us not to have such a committee because our stockholders agreement with Quadrangle and the Merger Agreement specify how our Board will be configured. If and when it becomes necessary to nominate or appoint a new member to the Board, subject to the terms of the Merger Agreement, all members will have input into the nomination or appointment, as applicable.

Audit Committee; Financial Expert

The Audit Committee has responsibility for the appointment, compensation, termination and oversight of the work of our independent registered public accountants. The Audit Committee oversees the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent registered public accountants’ qualifications and independence and the performance of our internal audit function.

Management has the primary responsibility for the system of internal controls and the financial reporting process. The independent registered public accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The Audit Committee has the responsibility to monitor and oversee these processes.

Current members of the audit committee are Mr. McGuire (chair), Mr. Tanner and Mr. Ormond, who joined the Audit Committee in April 2006. Since joining the Board in March 2005, Mr. McGuire has served as the Audit Committee Chairman. The Board of Directors has determined that Mr. Tanner meets the Securities and Exchange Commission criteria for an “audit committee financial expert.” Mr. Tanner’s qualifications include extensive experience in the investment and financial industries, including his tenure as a Managing Director at Lazard Frères & Co., co-head of Lazard Capital Partners, Managing Principal of Quadrangle and his current position as Executive Vice President of ContiGroup Companies, Inc.

Compensation Committee

The Compensation Committee establishes the salaries and bonuses for our executive officers and reviews and makes recommendations to the Board regarding our compensation and benefit plans. Current members of the Compensation Committee are Mr. Tanner (chair), Mr. McGuire and Mr. Ormond, who joined the Compensation Committee in April 2006.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

During 2006, no Compensation Committee member was an officer or employee of ours or our subsidiaries, or formerly an officer, nor had any relationship otherwise requiring disclosure under the rules of the Securities and Exchange Commission. None of our executive officers served as a member of the Compensation Committee or as a director of any company where an executive officer of that company is a member of our Compensation Committee. The members of the Compensation Committee thus do not have any compensation committee interlocks or insider participation.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

During the past five years, none of our directors or executive officers has been involved in any legal proceedings that are material to the evaluation of their ability or integrity. None of our directors, executive officers or holders of over 5% of our common stock is a party adverse to us or any of our subsidiaries in any material legal proceedings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information, as of April 20, 2007, with respect to all persons known by us to be the beneficial owners of more than 5% of our outstanding Common Stock, each of our directors, each of our named executive officers and all of our directors and executive officers as a group. Unless otherwise noted, the address of each beneficial owner listed in the table is c/o Protection One, Inc., 1035 N. 3rd Street, Suite 101, Lawrence, KS 66044. No Protection One director or named executive officer owns any of our equity securities other than Protection One common stock. Information in the table is based on such owners’ Schedule 13D as filed with the Securities and Exchange Commission.

	Amount and Nature of
	Beneficial Ownership as of		Percent
Name and Address of Beneficial Owner	April 20, 2007		of Class

POI Acquisition, L.L.C.	11,803,887	(1)	46.64%
375 Park Avenue, 14th Floor New York, NY 10152
Quadrangle Debt Recovery Advisors LP	5,901,942	(2)	23.32%
375 Park Avenue, 14th Floor New York, NY 10152
Richard Ginsburg	460,462	(3)(4)(9)	1.79%
Darius G. Nevin	298,635	(3)(4)(9)	1.17%
Peter J. Pefanis	264,216	(3)(9)	1.03%
J. Eric Griffin	14,079	(3)	*
Joseph R. Sanchez	17,668	(3)	*
Raymond C. Kubacki	2,030		*
Robert J. McGuire	1,250	(7)	*
Henry Ormond	0	(8)	N/a
Steven Rattner	0	(5)	N/a
Thomas J. Russo	0		N/a
David A. Tanner	0		N/a
Michael Weinstock	0	(6)	N/a
Arlene M. Yocum	1,450		*
All directors and named executive officers as a group	1,059,790		4.05%

*	Each individual owns less than one percent of the outstanding shares of Protection One Common Stock.

(1)	All shares are held by POI Acquisition, L.L.C. (“POIA”). Quadrangle Capital Partners LP (“QCP”) may be deemed to share beneficial ownership of such shares as a result of its 70.36% ownership of POIA, Quadrangle Capital Partners-A LP (“QCP-A”) may be deemed to have beneficial ownership of such shares as a result of its 25.99% ownership of POIA and Quadrangle Select Partners LP (“QSP”) may be deemed to share beneficial ownership of such shares as a result of its 3.65% ownership of POIA. Quadrangle GP Investors LP (“QGPI LP”) is the general partner of QCP, QSP and QCP-A and, as such, may be deemed to share beneficial ownership of the reported shares. Quadrangle GP Investors LLC (“QGPI LLC”) is the general partner of QGPI LP and, as such, may be deemed to share beneficial ownership of the reported shares. The managing members of QGPI LLC are Steven Rattner, Peter R. Ezersky, Michael Huber, Gordon Holmes, Jeffrey Nordhaus and Joshua L. Steiner. The managing members of QGPI LLC may be deemed to share voting and/or dispositive power with respect to the shares held by POIA. QCP, QCP-A, QSP, QGPI LP, QGIP LLC and each of the managing members of QGPI LLC disclaims beneficial ownership of the reported shares.

(2)	Quadrangle Master Funding Ltd (“QMFL”) holds 5,333,333 shares of Protection One common stock directly. In addition, 533,071 shares are currently held by QDRF Master Ltd (“QDRF”) and 35,538 shares are currently held by Quadrangle Debt Opportunities Fund Master Ltd. (“QDOFM”). Quadrangle Debt Recovery Advisors LP (formerly known as Quadrangle Debt Recovery Advisors LLC) (“QDRA”) is the

advisor of each of these entities and may be deemed to share voting and/or dispositive power over shares held by them. However, QDRA disclaims beneficial ownership of such shares. QDRA 1 General Partner LP is the general partner with regards to investment matters of QDRA and QDRA 1 GP LLC is the sole general partner of QDRA 1 General Partner LP. QDRA 1 General Partner LP and QDRA 1 GP LLC may be deemed to share voting and/or dispositive power with respect to the shares held by QMFL, QDRF and QDOFM, however both disclaim beneficial ownership of such shares.

(3)	Includes shares subject to options that are currently exercisable or that become exercisable within 60 days after April 20, 2007 as follows: Mr. Ginsburg, 379,770; Mr. Nevin, 231,819; Mr. Pefanis, 230,819; Mr. Griffin, 7,375; and Mr. Sanchez, 10,590.

(4)	Includes shares held in 401(k) plan: Mr. Ginsburg, 92; Mr. Nevin, 148.

(5)	Mr. Rattner is a Managing Member of Quadrangle GP Investors LLC and a Member of QDRA 2 GP LLC. Mr. Rattner disclaims beneficial ownership of the shares of Protection One common stock that may be deemed beneficially owned by POI Acquisition, LLC (“POIA”), QMFL, QDRF, QDOFM, Quadrangle GP Investors LLC, Quadrangle GP Investors LP, Quadrangle Capital Partners LP, Quadrangle Select Partners LP and Quadrangle Capital Partners-A LP (collectively, the “Quadrangle Funds”) or any affiliates thereof.

(6)	Mr. Weinstock is a Director and Member of QMFL, a Managing Principal of QDRA, a Member of Quadrangle GP Investors LLC and a Member of QDRA 1 GP LLC. Mr. Weinstock disclaims beneficial ownership of the shares of Protection One common stock that may be owned or deemed beneficially owned by POIA, QDRA, QMFL, QDRF, QDOFM, the Quadrangle Funds or any affiliates thereof.

(7)	In accordance with the director compensation plan, Mr. McGuire was granted 1,000 and 2,000 Protection One Restricted Share Units (RSUs) in March of 2006 and 2005, respectively. One-fourth of the RSUs vest and convert into shares of Protection One common stock in each of the four years following the grant.

(8)	Mr. Ormond is a Principal of Quadrangle Group LLC and a Manager of POIA. Mr. Ormond disclaims beneficial ownership of the shares of Protection One common stock that may be owned or deemed beneficially owned by POIA, QMFL, QDRF, QDOFM, the Quadrangle Funds or any affiliates thereof.

(9)	Amounts owned exclude Protection One SARs for Messrs. Ginsburg, Nevin and Pefanis, granted on February 8, 2005 pursuant to the management incentive plan.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Credit Facility

On April 18, 2005, we entered into a Credit Agreement (the “Credit Agreement”), with the several banks and other financial institutions or entities from time to time parties to the Credit Agreement, Bear, Stearns & Co. Inc. and Lehman Brothers Inc., as joint lead arrangers and joint bookrunners, Lehman Commercial Paper Inc., as syndication agent, Harris Nesbitt Financing, Inc., LaSalle Bank National Association and U.S. Bank National Association, as co-documentation agents, and Bear Stearns Corporate Lending Inc., as administrative agent. Initially, the Credit Agreement provided for a $25.0 million revolving credit facility and a $250.0 million term loan facility. Letters of credit are available to us under the Credit Agreement and will be issued by LaSalle Bank National Association. Swingline loans are also available to us under the Credit Agreement in an aggregate amount of up to $2.5 million outstanding at any time.

Pursuant to the Guarantee and Collateral Agreement, dated as of April 18, 2005 (the “Guarantee Agreement”), by us in favor of Bear Stearns Corporate Lending Inc., the new credit facilities are guaranteed by Protection One Systems, Inc., Protection One Data Services, Inc., Security Monitoring Services, Inc., Protection One Alarm Monitoring of Mass, Inc. and Network Multifamily Security Corporation (collectively with Protection One, the “Credit Guarantors”), our domestic subsidiaries, and secured by a perfected first priority security interest in substantially all of our and the Credit Guarantors’ present and future assets.

Borrowings under the Credit Agreement bear interest at a rate calculated according to a base rate or a Eurodollar rate, at our discretion, plus an applicable margin. The applicable margin with respect to the term loan is 1.250% for a base rate borrowing and 2.250% for a Eurodollar borrowing (in each case, as of the effective date of the Credit Agreement Amendment). Depending on our leverage ratio at the time of borrowing, the applicable margin with respect to a revolving or swingline loan may range from 1.25% to 2.25% for a base rate borrowing and 2.25% to 3.25% for a Eurodollar borrowing.

The Credit Agreement contains covenants, including, among other things, covenants that restrict our ability and the ability of the Credit Guarantors to incur certain additional indebtedness, pay dividends, create or permit liens on assets, or engage in mergers, consolidations or dispositions. The Credit Agreement also requires us to maintain certain varying leverage and interest coverage ratios.

If an event of default under the Credit Agreement shall occur and be continuing, the commitments thereunder may be terminated and the principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, may be declared immediately due and payable.

On April 26, 2006, we entered into an amended and restated bank credit agreement increasing the outstanding term loan borrowings by approximately $66.8 million to $300.0 million. The incremental proceeds from the amended term loan, together with approximately $10 million of excess cash were used to make an aggregate special cash distribution in May 2006 of approximately $75 million, including a dividend to holders of Protection One’s common stock and to make related payments to members of our management who hold options for Protection One’s common stock. Approximately $22.9 million remains available under our revolving credit facility as of December 31, 2006 after reducing total availability by approximately $2.1 million for an outstanding letter of credit. The revolving credit facility matures in 2010 and the term loan matures March 31, 2012, subject to earlier maturity if we do not refinance our 8 1/8% senior subordinated notes due 2009 before July 2008.

The bank credit agreement required us to enter into a hedge agreement to provide interest rate protection on at least $70.0 million of the term loans for not less than two years. The hedging requirement under the amended and restated Credit Agreement did not change. To satisfy this requirement and to further limit our exposure to interest rate risk on the variable rate senior credit facility, we entered into two separate interest rate cap agreements in May 2005 for a one-time aggregate cost of approximately $0.9 million. One interest rate cap provides protection on $75 million of our long term debt over a five-year period if LIBOR exceeds 6%. A second interest rate cap provides protection on $75 million of our long term debt over a three-year period if LIBOR exceeds 5%.

The unamortized costs of the cap agreements at December 31, 2006 was $0.8 million. The fair market value of the cap agreements was $0.5 million at December 31, 2006. We amortize the costs of the interest rate caps to interest expense over the respective lives of the agreements. For the twelve months ended December 31, 2006, we amortized approximately $76,000 to interest expense and were entitled to receive approximately $143,000 as a result of the cap agreements for a net reduction to interest expense of approximately $67,000. There was no ineffectiveness in the hedging relationship of the interest rate caps.

Credit Agreement Amendment

On March 13, 2007, we, the lenders party thereto and the Credit Facility Agent, entered into the Credit Agreement Amendment. Pursuant to the Credit Agreement Amendment, the lenders, among other things, consented to: (1) the consummation of the Merger, (2) the issuance by us of the Notes and the granting of second priority security interests in favor of the holders thereof in exchange for the IASG Notes, (3) the guarantee by IASG and its subsidiaries of our obligations under the Credit Agreement, (4) the guarantee and granting of second priority security interests by Protection One, Inc. and its subsidiaries to the holders of the Notes, (5) the adjustment of certain financial covenants contained in the Credit Agreement and (6) the amendment of certain negative covenants contained in the Credit Agreement in order to reflect the increased size of the loan parties and activities of IASG. The Credit Agreement Amendment also reduced the applicable margin with respect to term loans under the Credit Agreement by 0.25% to 1.25% for a base rate borrowing and 2.25% for a Eurodollar borrowing. Furthermore, pursuant to the Credit Agreement Amendment, we may request the establishment of one or more new term loan commitments in an aggregate amount of up to $50 million, provided that the administrative agent may decline to arrange such new term loan commitments and any lender may decline to provide such new term loan commitments.

Senior Subordinated Notes

In 1998, we issued $350 million aggregate principal amount of unsecured 8 1/8% senior subordinated notes due 2009 (the “Senior Subordinated Notes”). The Senior Subordinated Notes are our general unsecured obligations and are guaranteed jointly and severally by Protection One and each of our current and future restricted subsidiaries, excluding certain foreign, project and immaterial subsidiaries. The guarantors of the Senior Subordinated Notes will fully and unconditionally guarantee the Exchange Notes.

The Senior Subordinated Notes rank junior in right of payment to our senior indebtedness, equal in right of payment with all of our existing and future unsecured senior subordinated indebtedness and senior in right of payment to our subordinated indebtedness. The guarantees of the Senior Subordinated Notes rank junior in right of payment to the guarantors’ senior indebtedness and equal in right of payment to any of the guarantors’ senior subordinated indebtedness. Interest on the Senior Subordinated Notes is payable semi-annually on January 15 and July 15. The Senior Subordinated Notes are redeemable at our option, in whole or in part, at a predefined price.

We may redeem any of the Senior Subordinated Notes at any time at the redemption price thereof, plus accrued interest, if any. If we have a change of ownership, we will be required to offer to purchase the Senior Subordinated Notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. We may not have sufficient funds at the time of any change of ownership to make any required debt repayment.

The indenture governing the Senior Subordinated Notes contains covenants which restrict our ability and the ability of the guarantors to, among other things: borrow additional money; pay dividends on or redeem capital stock, or make other restricted payments or investments; sell assets; merge or consolidate with any other person; or effect a consolidation or merger. However, these limitations have a number of important qualifications and exceptions. If the Senior Subordinated Notes attain investment grade status, substantially all of these covenants will cease to apply.

As of April 25, 2007, we had approximately $110.3 million principal amount of Senior Subordinated Notes outstanding.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

We and certain holders of the Notes entered into a registration rights agreement in connection with the issuance of the Notes on April 2, 2007. Under the registration rights agreement, we have agreed that we will:

•	prepare and, not later than 90 days following the closing of the IASG Exchange Offer, file a registration statement with the SEC with respect to the offer to exchange all of the outstanding Notes for new notes having terms substantially identical in all material respects to the outstanding Notes except that they will not contain terms with respect to transfer restrictions;

•	use our reasonable best efforts to cause the registration statement to be declared effective under the Securities Act within 180 days of the closing of the IASG Exchange Offer;

•	keep the exchange offer open for at least 20 business days after the date notice of the exchange offer is mailed to the holders of the outstanding notes; and

•	file a shelf registration statement for the resale of the Notes if we cannot effect an exchange offer and in certain other circumstances.

The IASG Notes were issued with an annual interest rate of 12%. Because IASG failed to register the IASG Notes with the SEC within the time period specified in the registration rights agreement related to the IASG Notes, at the time of the closing of the IASG Exchange Offer, the IASG Notes bore an additional 1% of interest. Accordingly, until the consummation of the exchange offer, the Notes will bear interest at an annual rate of 13%. Upon the consummation of the exchange offer, the interest rate on all Notes not tendered for exchange will step down to 12%. The Exchange Notes will bear interest at 12% per annum.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Notes accepted in the exchange offer. Any holder may tender some or all of its outstanding Notes pursuant to the exchange offer. However, outstanding Notes may be tendered only in integral multiples of $1,000.

The form and terms of the Exchange Notes are the same as the form and terms of the Notes except that:

•	the Exchange Notes bear a Series B designation and a different CUSIP Number from the Notes;

•	the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof; and

•	the holders of the Exchange Notes will not be entitled to certain rights under the registration rights agreement, including the provisions providing for an increase in the interest rate on the Notes in certain circumstances relating to the timing of the exchange offer, all of which rights will terminate when the exchange offer is consummated.

The Exchange Notes will evidence the same debt as the Notes and will be entitled to the benefits of the Indenture.

As of the date of this prospectus, $115,345,000 aggregate principal amount of the Notes was outstanding. We have fixed the close of business on May 9, 2007 as the record date for the exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially.

Holders of Notes do not have any appraisal or dissenters’ rights under the General Corporation Law of the State of Delaware or the Indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder.

We will be deemed to have accepted validly tendered Notes when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us.

If any tendered Notes are not accepted for exchange because of an invalid tender, the occurrence of specified other events set forth in this prospectus or otherwise, any unaccepted Notes will be returned, without expense, to the tendering holder thereof promptly following the expiration date of the exchange offer.

Holders who tender Notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See “— Fees and Expenses.”

Expiration Date; Extensions; Amendments

The term “expiration date” will mean 5:00 p.m., New York City time, on June 11, 2007, unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” will mean the latest date and time to which the exchange offer is extended.

In order to extend the exchange offer, we will make a press release or other public announcement, notify the exchange agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion, (1) to delay accepting any Notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “— Conditions” have not been satisfied, by giving oral or written notice of any delay, extension or termination to the exchange agent or (2) to amend the terms of the exchange offer in any manner. Such decision will also be communicated in a press release or other public announcement prior to 9:00 a.m., New York City time on the next business day following such decision. Any announcement of delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

Interest on the Exchange Notes

The Exchange Notes will bear interest from their date of issuance. Holders of Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the Exchange Notes. Such interest will be paid with the first interest payment on the Exchange Notes on November 15, 2007. Interest on the Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

Interest on the Exchange Notes is payable semi-annually on each May 15 and November 15, commencing on November 15, 2007.

Procedures for Tendering

Only a holder of Notes may tender Notes in the exchange offer. To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal or transmit an agent’s message in connection with a book-entry transfer, and mail or otherwise deliver the letter of transmittal or the facsimile, together with the Notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. To be tendered effectively, the Notes, letter of transmittal or an agent’s message and other required documents must be completed and received by the exchange agent at the address set forth below under “— Exchange Agent” prior to 5:00 p.m., New York City time, on the expiration date. Delivery of the Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of the book-entry transfer must be received by the exchange agent prior to the expiration date.

The term “agent’s message” means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent forming a part of a confirmation of a book-entry, which states that the book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the Notes that the participant has received and agrees: (1) to participate in ATOP; (2) to be bound by the terms of the letter of transmittal; and (3) that we may enforce the agreement against the participant.

To participate in the exchange offer, each holder will be required to make the following representations to us:

•	such holder is not an affiliate of Protection One Alarm Monitoring, Inc.

•	such holder is not a broker-dealer that acquired the Exchange Notes in a transaction other than as part of its market making or other trading activities.

•	if such holder is not a broker-dealer, such holder acquired the Exchange Notes in the ordinary course of the holder’s business, is not participating in the distribution of the Exchange Notes and has no arrangements or intentions with any person to make a distribution of the Exchange Notes.

The tender by a holder and our acceptance thereof will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal or agent’s message.

The method of delivery of Notes and the letter of transmittal or agent’s message and all other required documents to the exchange agent is at the election and sole risk of the holder. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or Notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for them.

Any beneficial owner whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner’s behalf. See “Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner” included with the letter of transmittal.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member of the Medallion System unless the Notes tendered pursuant to the letter of transmittal are tendered (1) by a registered holder who has not completed the box entitled “Special Delivery Instructions” on the letter of transmittal or (2) for the account of a member firm of the Medallion System. In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a member firm of the Medallion System.

If the letter of transmittal is signed by a person other than the registered holder of any Notes, the Notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder’s name appears on the Notes with the signature thereon guaranteed by a member firm of the Medallion System.

If the letter of transmittal or any Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, the person signing should so indicate when signing, and evidence satisfactory to us of its authority to so act must be submitted with the letter of transmittal.

We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the outstanding notes at DTC for the purpose of facilitating the exchange offer, and subject to the establishment thereof, any financial institution that is a participant in DTC’s system may make book-entry delivery of Notes by causing DTC to transfer the Notes into the exchange agent’s account with respect to the Notes in accordance with DTC’s procedures for the transfer. Although delivery of the Notes may be effected through book-entry transfer into the exchange agent’s account at DTC, unless an agent’s message is received by the exchange agent in compliance with ATOP, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under the procedures. Delivery of documents to DTC does not constitute delivery to the exchange agent.

All questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered Notes and withdrawal of tendered outstanding notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Notes not properly tendered or any Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right in our sole discretion to waive any defects, irregularities or conditions of tender as to particular Notes, provided however that, to the extent such waiver includes any condition to tender, we will waive such condition as to all tendering holders. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Notes, neither we, the exchange agent nor any other person will incur any liability for failure to give the notification. Tenders of Notes will not be deemed to have been made until the defects or irregularities have been cured or waived. Any Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

Guaranteed Delivery Procedures

Holders who wish to tender their Notes and (1) whose Notes are not immediately available, (2) who cannot deliver their Notes, the letter of transmittal or any other required documents to the exchange agent or (3) who cannot complete the procedures for book-entry transfer, prior to the expiration date, may effect a tender if:

(A) the tender is made through a member firm of the Medallion System;

(B) prior to the expiration date, the exchange agent receives from a member firm of the Medallion System a properly completed and duly executed Notice of Guaranteed Delivery by facsimile transmission, mail or hand delivery setting forth the name and address of the holder, the certificate number(s) of the Notes and the principal amount of Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof together with the certificate(s) representing the Notes or a confirmation of book-entry transfer of the Notes into the exchange agent’s account at DTC, and any other documents required by the letter of transmittal will be deposited by the member firm of the Medallion System with the exchange agent; and

(C) the properly completed and executed letter of transmittal of facsimile thereof, as well as the certificate(s) representing all tendered Notes in proper form for transfer or a confirmation of book-entry transfer of the Notes into the exchange agent’s account at DTC, and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Upon request to the exchange agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, tenders of Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

To withdraw a tender of Notes in the exchange offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any notice of withdrawal must:

(1) specify the name of the person having deposited the Notes to be withdrawn;

(2) identify the Notes to be withdrawn, including the certificate number(s) and principal amount of the Notes, or, in the case of Notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

(3) be signed by the holder in the same manner as the original signature on the letter of transmittal by which the Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the Notes register the transfer of the Notes into the name of the person withdrawing the tender; and

(4) specify the name in which any Notes are to be registered, if different from that of the person depositing the Notes to be withdrawn.

All questions as to the validity, form and eligibility, including time of receipt, of the notices will be determined by us, which determination will be final and binding on all parties. Any Notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no Exchange Notes will be issued with respect thereto unless the Notes so withdrawn are validly retendered. Any Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to the holder promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Notes may be retendered by following one of the procedures described above under “— Procedures for Tendering” at any time prior to the expiration date.

Conditions

Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange Exchange Notes for, any Notes, and may, prior to the expiration of the exchange offer, terminate or amend the exchange offer as provided in this prospectus before the acceptance of the Notes, if:

(1) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which we, in our sole judgment, believe might materially impair our ability to proceed with the exchange offer or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries; or

(2) any law, statute, rule, regulation or interpretation by the Staff of the SEC is proposed, adopted or enacted, which we, in our sole judgment, believe might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us; or

(3) any governmental approval has not been obtained, which approval we, in our sole judgment, believe to be necessary for the consummation of the exchange offer as contemplated by this prospectus.

If we determine in our reasonable discretion that any of the conditions are not satisfied, we may (1) refuse to accept any Notes and return all tendered Notes to the tendering holders, (2) extend the exchange offer and retain all Notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw the Notes (see “— Withdrawal of Tenders”) or (3) waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered Notes which have not been withdrawn.

Exchange Agent

Wells Fargo Bank, N.A. has been appointed to serve as exchange agent in connection with the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for Notice of Guaranteed Delivery should be directed to the exchange agent addressed as follows:

By Registered and Certified Mail:	By Overnight Courier or Regular Mail:	By Hand Delivery:
Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480	Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 6th & Marquette Avenue Minneapolis, MN 55479	Wells Fargo Bank, N.A. Corporate Trust Services 608 2nd Avenue South Northstar East Building — 12th Floor Minneapolis, MN 55402

Or
By Facsimile Transmission:

(612) 667-6282

Telephone:

(800) 344-5128

Delivery to an address other than set forth above will not constitute a valid delivery.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by our and our affiliates’ officers and regular employees.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with these services.

We will pay the cash expenses to be incurred in connection with the exchange offer. Such expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

Accounting Treatment

The Exchange Notes will be recorded at the same carrying value as the Notes reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as a result of the exchange offer. The expenses of the exchange offer will be deferred and charged to expense over the term of the Exchange Notes.

Consequences of Failure to Exchange

The Notes that are not exchanged for Exchange Notes pursuant to the exchange offer will remain restricted securities. Accordingly, the Notes may be resold only:

(1) to us upon redemption thereof or otherwise;

(2) so long as the Notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

(3) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

(4) pursuant to an effective registration statement under the Securities Act,

in each case in accordance with any applicable securities laws of any state of the United States.

Resale of the Exchange Notes

With respect to resales of Exchange Notes, based on interpretations by the Staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder or other person who receives Exchange Notes, whether or not the person is the holder, other than a person that is our affiliate within the meaning of Rule 405 under the Securities Act, in exchange for Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the exchange offer for the purpose of distributing or participating in a distribution of the Exchange Notes, the holder cannot rely on the position of the Staff of the SEC expressed in the no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where the Notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes.

DESCRIPTION OF EXCHANGE NOTES

We will issue the Exchange Notes under the Indenture. The terms of the Exchange Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Certain terms used in this description are defined under the subheading “— Certain Definitions.” In this description, the word “Company,” “we,” “our” and “us” refer to Protection One Alarm Monitoring, Inc., the issuer of the Exchange Notes.

The following description is a summary of the material provisions of the Indenture and the Intercreditor Agreement. It does not restate those agreements in their entirety. We urge you to read the Indenture and the Intercreditor Agreement because they, and not this description, define your rights as holders of the Exchange Notes. You may request copies of these agreements at our address: 1035 N. 3rd Street, Suite 101, Lawrence, Kansas 66044, attention General Counsel.

Brief Description of the Exchange Notes

The Exchange Notes will be:

•	senior secured obligations of the Company;

•	secured by second priority liens on substantially all of Parent Guarantor’s and its existing and future subsidiaries’ tangible and intangible property (real, personal, or otherwise), excluding the stock of our subsidiary Guarantors to the extent Rule 3-10 or Rule 3-16 of Regulation S-X, promulgated pursuant to the Securities Act, would require the filing with the SEC of separate financial statements of any subsidiary Guarantor due to such subsidiary’s capital stock being pledged as collateral for the Exchange Notes.

•	equal in right of payment with any of our existing and future senior secured Indebtedness, including Indebtedness incurred under the Credit Agreement; and

•	guaranteed by each guarantor on a senior secured basis.

Ranking

The Exchange Notes will be senior secured obligations and rank equally with all of our existing and future senior indebtedness. The Exchange Notes will be effectively junior to our obligations and those of our Guarantors under the Credit Agreement. As of December 31, 2006, we had $297.8 million of senior secured indebtedness (exclusive of the Exchange Notes). Our obligations under the Exchange Notes will be guaranteed by Parent Guarantor and all of its current and future subsidiaries. These guarantees are senior secured obligations of the relevant subsidiary and will rank equally with all of that subsidiary’s existing and future senior indebtedness.

Principal, Maturity and Interest

The Exchange Notes will be issued initially with a maximum aggregate principal amount of $115,345,000. The Exchange Notes will be issued only in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. Subject to our compliance with the covenant described under the subheading “— Certain Covenants — Limitation on Indebtedness,” we are permitted to issue more Exchange Notes from time to time under the Indenture in an unlimited principal amount (the “Additional Notes”). The Exchange Notes and the Additional Notes, if any, are treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase. Any Additional Notes will be secured, equally and ratably with the Exchange Notes, by the Second Priority Liens on the Collateral described below under the caption “— Collateral.” As a result, the issuance of any Additional Notes will have the effect of diluting the value of the security interest in the Collateral for the then issued Exchange Notes. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of Exchange Notes,” references to the Exchange Notes include any Additional Notes actually issued.

The Exchange Notes mature on November 15, 2011 and will initially bear interest at the rate of 12% per annum, payable semi-annually on May 15 and November 15 of each year, commencing November 15, 2007. We will pay interest to those persons or entities who were holders of record on the May 1 or November 1 immediately preceding each interest payment date. We will pay interest on overdue principal at 2% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful.

We will make all payments on the Exchange Notes at the office or agency of the paying agent and registrar. The Trustee will initially act as paying agent and as registrar for the Exchange Notes. We may change the paying agent or registrar without prior notice to the Trustee or Noteholders. Subject to compliance with any applicable laws or regulations, we or any of our subsidiaries may act as paying agent or registrar.

Principal of, premium, if any, and interest on the Exchange Notes is initially payable, and the Exchange Notes are initially transferable, at our office or our agency of the Company maintained for such purposes. Until otherwise designated by us, our office or agency in New York will be the office of the Trustee maintained for such purpose. In addition, interest may be paid by wire transfer or check mailed to the person entitled thereto as shown on the register for the Exchange Notes. No service charge will be made for any registration of transfer or exchange of the Exchange Notes, except for any tax or other governmental charge that may be imposed in connection therewith.

Guarantees

Each of Parent Guarantor and Parent Guarantor’s subsidiaries (each, a “Subsidiary Guarantor”) will be a guarantor, fully and unconditionally guaranteeing the Exchange Notes. The Guarantors will jointly and severally, and fully and unconditionally guarantee, on a senior secured basis, our obligations under the Exchange Notes.

The obligations of each Guarantor under its guarantee (“Notes Guarantee” or “Guarantee”) will be limited as necessary to prevent that Notes Guarantee from constituting a fraudulent conveyance under applicable law. Each Guarantor that makes a payment under its Notes Guarantee will be entitled upon payment in full of all Notes Guarantees under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP. If a Notes Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Notes Guarantee could be reduced to zero.

A Notes Guarantee of a Guarantor will be released if we exercise our legal defeasance option or our covenant defeasance option as described under “— Defeasance,” or if our obligations under the Indenture are discharged in accordance with the terms of the Indenture.

Collateral

The Exchange Notes and Exchange Notes Guarantees will be secured by second priority liens granted to the Trustee for the benefit of the holders of the Exchange Notes on substantially all of our, Parent Guarantor’s and its existing and future subsidiaries’ tangible and intangible property (real, personal, or otherwise), excluding the stock of Parent Guarantor’s subsidiary Guarantors to the extent Rule 3-10 or Rule 3-16 of Regulation S-X, promulgated pursuant to the Securities Act, would require the filing with the SEC of separate financial statements of any subsidiary Guarantor due to such subsidiary’s capital stock being pledged as collateral for the Exchange Notes (collectively, the “Collateral”), subject to certain Permitted Liens and except as otherwise provided below. If there is a default, the value of the Collateral may not be sufficient to repay holders of the Exchange Notes. The Collateral will be subject to prior claims by the lenders under the Credit Agreement.

On the Issue Date, we and the Guarantors will enter into the Security Documents which will provide for a grant of a security interest in the Collateral to be granted in favor of the Trustee for the benefit of the holders of the Exchange Notes on a second priority basis. The security interests in the Collateral will be secured on a second priority basis, junior to the First Priority Claims, the payment and performance when due of the Exchange Notes and Exchange Notes Guarantees.

We will, and will cause each of the Guarantors to, do or cause to be done all acts and things which may be required, or which the Trustee from time to time may reasonably request, to assure and confirm that the Trustee holds, for the benefit of the holders of the Exchange Notes, duly created, enforceable and perfected Liens upon the Collateral as contemplated by the Indenture, the Intercreditor Agreement and the Security Documents.

The Liens in favor of the Trustee under the Security Documents will be released in whole:

(1) upon payment in full of the principal of, and accrued and unpaid interest and premium, if any, and additional interest, if any, on all outstanding Exchange Notes and payment in full of all other Obligations with respect to the Exchange Notes that are due and payable at or prior to the time such principal, accrued and unpaid interest and premium are paid; or

(2) upon a defeasance of the Exchange Notes or a discharge of the Indenture in accordance with the provisions described below under the caption “— Defeasance.”

The Liens in favor of the Trustee under the Security Documents will be released with respect to any asset constituting Collateral, if:

(1) the asset has been sold or otherwise disposed of by us or a Guarantor to a Person other than us or a Restricted Subsidiary in a transaction permitted by and in accordance with the Indenture, at the time of such sale or disposition; or

(2) the Trustee and the Credit Facility Agent, in accordance with the provisions set forth in the Intercreditor Agreement, exercise any remedies in respect to such asset, including any sale or other disposition thereof.

We, subject to compliance with the covenant described under “— Certain Covenants — Limitation on Indebtedness,” have the ability to issue additional Exchange Notes having identical terms and conditions to the Exchange Notes.

Additional Collateral; Acquisition of Assets or Property

Concurrently with the acquisition by us or any Guarantor of any Property comprising the Collateral hereafter acquired by us or any Guarantor, we shall, or shall cause such Guarantor, as the case may be, to, as promptly as practicable, subject to obtaining the consents contemplated by the next succeeding paragraph:

(1) execute and deliver to the Trustee, such Security Documents and take such other actions as shall be necessary to create, perfect and protect a Lien in favor of the Trustee on such assets or property (to the extent required to be perfected in accordance with the terms of the Security Documents);

(2) with respect to any fee interest in any tract (or series of tracts at the same location) of real property acquired after the Issue Date by us or any Guarantor, promptly (a) execute and deliver a mortgage in favor of the Trustee, creating a second priority security interest for the benefit of the holders of the Exchange Notes, covering such real property, and (b) deliver to the Trustee title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property, with local fixture filings being made in respect of fixtures associated with such real property; and

(3) promptly deliver to the Trustee such opinions of counsel, if any, as the Trustee may reasonably require with respect to the foregoing (including opinions as to enforceability and perfection of security interests).

Also, if the granting or perfection of a security interest in such property requires the consent or agreement of a third party, we will use commercially reasonable efforts to obtain such consent as promptly as practicable with respect to the Lien for the benefit of the Trustee.

Perfection and Non-Perfection of Security in Collateral

To the extent that the security interests created by the Security Documents with respect to any Collateral are not perfected, the Trustee’s rights will be equal to the rights of the general unsecured creditors of us and the Guarantors in the event of a bankruptcy. Outside of bankruptcy, the security interests of certain lien holders, such as judgment creditors and any creditors who obtain a perfected security interest in any items of Collateral in which the Trustee’s security interest is unperfected, would take priority over the Trustee’s interests in the Collateral. Accordingly, there can be no assurance that the assets in which the Trustee’s security interest is unperfected will be available upon the occurrence of an event of default or a default under the other secured obligations to satisfy the obligations under the Exchange Notes.

Intercreditor Agreement

On April 2, 2007, we and the Guarantors entered into an Intercreditor Agreement with the Credit Facility Agent and the Trustee. The Intercreditor Agreement sets forth the terms of the relationship between the holders of First Priority Liens and the holders of Second Priority Liens. Under the Intercreditor Agreement, until the Discharge of the First Lien Obligations, the holders of loans made under the Credit Agreement and other First Priority Claims will have, subject to certain exceptions and subject to the rights of the holders of Permitted Liens, the exclusive right to enforce, collect or realize on any Collateral or exercise any other right or remedy with respect to the Collateral. Notwithstanding the foregoing, under the Intercreditor Agreement, the holders of Exchange Notes (together with any other holder of a Second Priority Claim) may, subject to the rights of the holders of Permitted Liens, direct the Trustee to take any action available with respect to the Collateral after the Discharge of First Lien Obligations.

Until the Discharge of First Lien Obligations, the holders of Exchange Notes (among other things) agreed not to contest the security interests securing any First Priority Claims in respect of the Collateral. Subject to certain exceptions, both before and during an insolvency or liquidation proceeding, the holders of Exchange Notes and other Second Priority Claims and the Trustee may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of an insolvency or liquidation proceeding against the Company or any Guarantor in accordance with applicable law; provided that the holders of Exchange Notes and other Second Priority Claims and the Trustee may not contest the security interests securing any First Priority Claims in respect of the Collateral. Notwithstanding anything herein to the contrary, after a period of at least 180 days has elapsed since the later of (a) the date on which the Trustee declared the existence of any Event of Default (as defined in the Indenture) under any Second Priority Documents and demanded the repayment of all the principal amount of any Obligations under the Second Priority Documents and (b) the date on which the Credit Facility Agent received notice from the Trustee of such declaration of an Event of Default (such period, the “Standstill Period”), the Trustee and the holders of Exchange Notes or other Second Priority Claims may take any or all actions to enforce, collect or realize on any Collateral or exercise any other right or remedy with respect to the Collateral or institute any action or proceeding with respect to such rights or remedies; provided, however, that in no event shall the Trustee or any holder of Second Priority Claims take any such enforcement action if, notwithstanding the expiration of the Standstill Period, the Credit Facility Agent or holders of the First Priority Claims shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of the Collateral (prompt notice of such exercise to be given to the Trustee). At any time prior to the Discharge of First Lien Obligations and after (a) the commencement of any insolvency or liquidation proceeding in respect of the Company or any Guarantor or (b) the Trustee has received written notice from the Credit Facility Agent stating that (i) any Senior Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise) or (ii) the holders of First Priority Liens securing Senior Debt have become entitled under any First Priority Documents to and desire to enforce any or all of the First Priority Liens by reason of a default under such First Priority Documents, no payment of money (or the equivalent of money) will be made from the proceeds of Collateral by the Company or any Guarantor to the Trustee, any holder of Exchange Notes or any other holder of Second Priority Claims.

If in any insolvency or liquidation proceeding and prior to the Discharge of First Lien Obligations, the holders of First Priority Claims consent to any order:

(1) for use of cash collateral;

(2) approving a debtor-in-possession financing secured by a Lien that is senior to or on a parity with all First Priority Liens upon any property of the estate in such insolvency or liquidation proceeding;.

(3) granting any relief on account of First Priority Claims as adequate protection (or its equivalent) for the benefit of the holders of First Priority Claims in the collateral subject to First Priority Liens; or

(4) relating to a sale of assets of the Company or any Guarantor that provides, to the extent the assets sold are to be free and clear of Liens, that all First Priority Liens and Second Priority Liens will attach to the proceeds of the sale;

then, the holders of Exchange Notes and other Second Priority Claims, in their capacity as holders of secured claims, and the Trustee will not oppose or otherwise contest the entry of such order, so long as none of the holders of First Priority Claims or the Credit Facility Agent in any respect opposes or otherwise contests any request made by the holders of Exchange Notes or other Second Priority Claims or the Trustee for the grant to the Trustee, for the benefit of the holders of Exchange Notes and other Second Priority Claims, of a junior Lien upon any property on which a Lien is (or is to be) granted under such order to secure the First Priority Claims, co-extensive in all respects with, but subordinated to, such Lien and all First Priority Liens on such property.

The holders of Exchange Notes or other Second Priority Claims and the Trustee will not file or prosecute in any insolvency or liquidation proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral under the Second Priority Liens, except that:

(1) they may freely seek and obtain relief: (a) granting a junior Lien co-extensive in all respects with, but subordinated to, all Liens granted in the insolvency or liquidation proceeding to, or for the benefit of, the holders of First Priority Claims; or (b) in connection with the confirmation of any plan of reorganization or similar dispositive restructuring plan; and

(2) they may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of First Lien Obligations.

The Intercreditor Agreement provides that, if in connection with a lien enforcement action by the Credit Facility Agent, the Credit Facility Agent (for itself and on behalf of the holders of First Priority Claims) releases any of its Liens on any part of the Collateral, then the Liens of the Trustee (for itself and on behalf of the holders of Second Priority Claims) on such Collateral will be automatically released without further action on the party of the Trustee or any holder of Second Priority Claims; provided that the Liens securing the Second Priority Claims will extend to the proceeds of any such Collateral released or disposed of. If in connection with any sale, transfer or other disposition of Collateral permitted under the First Priority Documents and the Second Priority Documents, the Credit Facility Agent (for itself and on behalf of the holder of First Priority Claims) releases any of its Liens on any part of the Collateral other than (a) in connection with the Discharge of First Lien Obligations or (b) after the occurrence and during the continuance of any Event of Default under the Indenture, then the Liens of the Trustee (for itself and on behalf of the holders of Second Priority Claims) on such Collateral will be automatically released without further action on the party of the Trustee or any holder of Second Priority Claims.

Subject to certain exceptions, the Intercreditor Agreement provides that any First Priority Document may be amended, supplemented or otherwise modified in accordance with their terms and the Credit Agreement may be Refinanced, in each case, without notice to, or the consent of, the Trustee or the holders of Second Priority Claims, all without affecting the lien subordination or other provisions of the Intercreditor Agreement. The Intercreditor Agreement restricts the manner in which Second Priority Document may be amended, supplemented or otherwise modified or entered into.

Following the Discharge of First Lien Obligations, the Credit Facility Agent will, to the extent permitted by applicable law, deliver to (1) the Trustee, or (2) such other person as a court of competent jurisdiction may otherwise direct, (a) any Collateral held by, or on behalf of, the Credit Facility Agent or any holder of First Priority Claims, and (b) all proceeds of Collateral held by, or on behalf of, the Credit Facility Agent or any holder of First Priority Claims, whether arising out of an action taken to enforce, collect or realize upon any Collateral or otherwise. Such Collateral and such proceeds will be delivered without recourse and without any representation or warranty whatsoever as to the enforceability, perfection, priority or sufficiency of any Lien securing or guarantee or other supporting obligation for any Senior Debt, together with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

Bankruptcy Limitations

In addition to the limitations described above under “— Intercreditor Agreement,” you should be aware that the right and ability of the Trustee to repossess and dispose of the Collateral upon the occurrence of an Event of Default is likely to be significantly impaired by title 11 of the Bankruptcy Code if a bankruptcy proceeding were to be commenced by or against us or a Guarantor prior to the Trustee having repossessed and disposed of the Collateral. Under the Bankruptcy Code, a secured creditor such as the Trustee may be prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the Bankruptcy Code permits the debtor, subject to bankruptcy court approval, to continue to retain and to use collateral (and the proceeds, products, rents or profits of such collateral) even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended, in general, to protect the value of the secured creditor’s interest in the collateral and may include, if approved by the court, cash payments or the granting of additional security for any diminution in the value of the collateral as a result of the stay of repossession or the disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. The bankruptcy court has broad discretionary powers in all these matters, including the valuation of collateral. In addition, because the enforcement of the Lien of the Trustee in cash, deposit accounts and cash equivalents may be limited in a bankruptcy proceeding, the holders of the Exchange Notes only have limited consent rights with respect to the use of those funds by us or any of our Subsidiaries during the pendency of the proceeding if the court finds that the holders of the Exchange Notes are receiving adequate protection. In view of these considerations, it is impossible to predict how long payments under the Exchange Notes could be delayed following commencement of a bankruptcy case, whether or when the Trustee could repossess or dispose of the Collateral or whether or to what extent holders of the Exchange Notes would be compensated for any delay in payment or loss of value of the Collateral. Further, the holders of the Exchange Notes may receive in exchange for their claims a recovery that could be substantially less than the amount of their claims (potentially even nothing) and any such recovery could be in the form of cash, new debt instruments or some other security.

Optional Redemption

Except as set forth below, we will not be entitled to redeem the Exchange Notes at our option prior to their stated maturity.

Make Whole Redemption

Prior to November 15, 2008, all or a portion of the Exchange Notes may be redeemed at our option at any time or from time to time upon notice given by mail. We may mail notice of any redemption at least 30 days, but not more than 60 days, before the redemption date to each registered holder of the Exchange Notes to be redeemed. Once notice of redemption is mailed, the Exchange Notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date.

The redemption price for the Exchange Notes to be redeemed on any redemption date is equal to the greater of the following amounts:

(5) 100% of the principal amount of the Exchange Notes being redeemed on the redemption date; or

(6) the sum of the present values of the remaining scheduled payments to November 15, 2008 of principal and interest on the Exchange Notes being redeemed on that redemption date (not including any portion of any payments of interest accrued to the redemption date), discounted to the redemption date on a semi-annual basis at the Treasury Rate (as defined below), plus 50 basis points, as determined by the Reference Treasury Dealer (as defined below), plus, in each case, accrued and unpaid interest and additional interest, if any, on the Exchange Notes to the redemption date. Notwithstanding the foregoing, installments of interest on Exchange Notes that are due and payable on an interest payment date falling on or prior to a redemption date are payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the Exchange Notes and the Indenture. The redemption price is calculated on the basis of a 360-day year consisting of twelve 30-day months.

“Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Exchange Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if fewer than three such Reference Treasury Dealer Quotations are obtained, the average of all such Quotations, or (C) if only one Reference Treasury Dealer Quotation is received, such Quotation.

“Reference Treasury Dealer” means (A) Wells Fargo Securities, LLC or ABN AMRO Incorporated or their respective affiliates which are Primary Treasury Dealers, and its successors; provided, however, that if Wells Fargo Securities, LLC or ABN AMRO Incorporated shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by us.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the Comparable Treasury Price for such redemption date.

Redemption at Declining Premium

In addition, on and after November 15, 2008, we are entitled at our option to redeem all or a portion of the Exchange Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve month period commencing on November 15 of the years set forth below:

Year	Percentage

2008	106.0%
2009	103.0%
2010	100.0%

Clawback Redemption

In addition, on or prior to November 15, 2007, we are entitled at our option on one or more occasions to redeem Exchange Notes in an aggregate principal amount not to exceed the sum of 35% of the aggregate principal amount of the Exchange Notes originally issued on the Issue Date plus 100% of the aggregate principal amount of any Additional Notes issued, at a redemption price (expressed as a percentage of principal amount) of 112.0%, plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the Net Cash Proceeds from one or more Designated Offerings; provided, however, that

(1) at least 65% of the aggregate principal amount of Exchange Notes originally issued on the Issue Date remains outstanding immediately after the occurrence of each such redemption (other than Exchange Notes held, directly or indirectly, by us or our Affiliates); and

(2) each such redemption occurs within 90 days after the date of the related Designated Offering.

On and after the redemption date, interest ceases to accrue on the Exchange Notes or any portion of the Exchange Notes called for redemption, unless we default in the payment of the redemption price and accrued interest. If less than all of the Exchange Notes are to be redeemed, the Exchange Notes to be redeemed shall be selected by lot by DTC in the case of Exchange Notes represented by a global security, or by the Trustee by a method the Trustee deems to be fair and appropriate, in the case of Exchange Notes that are not represented by a global security.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

We will not be required to make any mandatory redemption or sinking fund payments with respect to the Exchange Notes. However, under certain circumstances, we may be required to offer to purchase Exchange Notes as described under the captions “— Repurchase at the Option of Holders Upon a Change of Control” and” “— Certain Covenants — Limitation on Asset Sales.” We may at any time and from time to time purchase Exchange Notes in the open market, or through tender offers, negotiated transactions or otherwise.

Repurchase at the Option of Holders Upon a Change of Control

If a Change of Control Triggering Event occurs, each holder of Exchange Notes has the right to require us to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder’s Exchange Notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the Indenture. In the Change of Control Offer, we will offer a payment (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of Exchange Notes repurchased plus accrued and unpaid interest and additional interest, if any, to the date of purchase. Within 10 days following any Change of Control Triggering Event, we will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase Exchange Notes on the Change of Control payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Exchange Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the Indenture by virtue of such conflict.

On the Change of Control payment date, we will, to the extent lawful:

(1) accept for payment all Exchange Notes or portions of Exchange Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Exchange Notes or portions of Exchange Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Exchange Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of Exchange Notes or portions of Exchange Notes we are purchasing.

The paying agent will promptly mail to each holder of Exchange Notes properly tendered the Change of Control Payment for such Exchange Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the Exchange Notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000. We will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control payment date.

“Change of Control” means (i) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Principal and its Related Parties, becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of Parent Guarantor or the Company (measured by voting power rather than number of shares) or (ii) the first day on which a majority of the members of the board of directors of Parent Guarantor or the Company are not Continuing Directors.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline.

“Rating Category” means (i) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody’s any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C (or equivalent successor categories) and (iii) the equivalent of any such category of S&P and Moody’s used by another rating agency. In determining whether the rating of the Exchange Notes has decreased by one or more gradations, gradations within Rating Categories (+ and — for S&P: 1, 2 and 3 for Moody’s; or the equivalent gradations for another rating agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

“Rating Decline” means (i) a decrease of two or more gradations (including gradations within Rating Categories as well as between Rating Categories) in the rating of the Exchange Notes by either Rating Agency from the rating of the Exchange Notes by such Rating Agency or (ii) a withdrawal of the rating of the Exchange Notes by either Rating Agency, provided that such decrease or withdrawal occurs on, or within 90 days after, the date of public notice of the occurrence of a Change of Control or of the intention by the Parent Guarantor to effect a Change of Control (which period shall be extended so long as the rating of the Exchange Notes is under publicly announced consideration for possible downgrade by either Rating Agency).

The provisions described above that require us to make a Change of Control Offer following a Change of Control Triggering Event are applicable whether or not any other provisions of the Indenture are applicable. We are not required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Exchange Notes properly tendered and not withdrawn under the Change of Control Offer.

Restrictions in the Indenture on our, Parent Guarantor’s and its Restricted Subsidiaries’ ability to incur additional indebtedness, to grant liens on property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage an acquisition of Parent Guarantor, whether favored or opposed by its management or board of directors. These restrictions and the restrictions on transactions with Affiliates may make more difficult or discourage any leveraged buyout of Parent Guarantor or any of its Subsidiaries by its management. Consummation of any such transaction may require a repurchase of the Exchange Notes, and neither we nor the acquiring party may have sufficient financial resources to effect such repurchase. In addition, the terms of the Credit Agreement and the Indenture may restrict our ability to obtain the financing necessary to fund a Change of Control Offer.

We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Exchange Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.

The occurrence of a Change of Control Triggering Event under the Indenture will result in an event of default under the Credit Agreement and our lenders will have the right to require repayment of the borrowings thereunder in full. Consequently, we will either be required to obtain the consent of our lenders to such Change of Control Triggering Event or be required to repay all amounts outstanding thereunder. We cannot assure you that we will have adequate resources to repay or refinance all indebtedness owing under our senior credit facilities or to fund the purchase of any Exchange Notes upon a Change of Control Triggering Event.

We may in the future enter into transactions, including acquisitions, refinancings or other recapitalizations or highly leveraged transactions, that would not constitute a Change of Control Triggering Event that would require us to make a Change of Control Offer, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings or adversely affect the holders of the Exchange Notes. The Indenture does not contain provisions that would permit the holders of the Exchange Notes to require us to purchase or redeem the Exchange Notes upon the occurrence of these transactions.

Form of Exchange Notes

Exchange Notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000. The Exchange Notes initially will be represented by one or more global notes in registered form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Certificated Notes except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes. In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depositary Procedures

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the settlement system of DTC and are subject to changes by it. We take no responsibility for these operations and procedures and urge investors to contact DTC or its participants directly to discuss these matters.

DTC has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “participants”) and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, the “indirect participants”).

Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

DTC has also advised us that, pursuant to procedures established by it: (1) upon deposit of the Global Notes, DTC will credit the accounts of participants designated by the initial purchaser with portions of the principal amount of the Global Notes; and (2) ownership of portions of the principal amount of the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the Global Notes). Investors in the Global Notes who are participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not participants may hold their interests therein indirectly through organizations which are participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own.

Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, beneficial owners of an interest in the Global Notes will not have Exchange Notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest, premium and additional interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the Exchange Notes, including the Global Notes, are registered as the owners of the Exchange Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for: (1) any aspect of DTC’s records or any participant’s or indirect participant’s records relating to, or payments made on account of, beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the Global Notes; or (2) any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Exchange Notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of Exchange Notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the Exchange Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures and will be settled in same-day funds. DTC has advised the Company that it will take any action permitted to be taken by a Holder of Exchange Notes only at the direction of one or more participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Exchange Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Exchange Notes, DTC reserves the right to exchange the Global Notes for Certificated Notes, and to distribute such Notes to its participants.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants, it is under no obligation to perform such procedures, and such procedures may be discontinued or changed at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if: (1) DTC (A) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (B) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed; or (2) there has occurred and is continuing a Default with respect to the Exchange Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

The Company will make payments in respect of the Exchange Notes represented by the Global Notes (including principal, interest and premium and additional interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Company will make all payments of principal, interest and premium and additional interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The Exchange Notes represented by the Global Notes are expected to be eligible to trade in PORTAL and to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Exchange Notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Certain Covenants

Limitation on Indebtedness

The Parent Guarantor shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “Incur”), with respect to any Indebtedness, and the Parent Guarantor will not, and will not permit any of its Restricted Subsidiaries to, issue any Disqualified Stock (other than to the Parent Guarantor or a Wholly Owned Restricted Subsidiary); provided, however, that the Parent Guarantor and any Restricted Subsidiary may incur Indebtedness and issue shares of Disqualified Stock if the Parent Guarantor’s Consolidated Fixed Charge Coverage Ratio at the time of the incurrence of such Indebtedness or issuance of such Disqualified Stock, after giving pro forma effect thereto (including a pro forma application of the use of proceeds therefrom), is greater than 2.25 to 1.0.

The paragraph above shall not prohibit the incurrence of any of the following items of Indebtedness or issuance of Disqualified Stock (collectively, “Permitted Debt”) by the Parent Guarantor and the Restricted Subsidiaries:

(1) the incurrence of Indebtedness pursuant to the Credit Agreement (including letter of credit obligations) in an aggregate principal amount outstanding under this clause (i) at any one time not to exceed $375 million, plus an amount equal to the lesser of (A) $15 million and (B) the amount necessary to repurchase all outstanding Old Notes not tendered in connection with the exchange offer for the Old

Notes, less the aggregate amount of all Net Proceeds of Asset Sales applied by the Parent Guarantor or any Restricted Subsidiary to repay any Indebtedness under the Credit Agreement (and, in the case of any revolving credit Indebtedness under the Credit Agreement, to effect a corresponding permanent commitment reduction thereunder) pursuant to the covenant described under the caption “Limitation on Asset Sales;”

(2) the incurrence of Existing Indebtedness;

(3) the incurrence of Indebtedness represented by (A) the Exchange Notes issued on the Issue Date and any Notes Guarantees by the Parent Guarantor and Subsidiary Guarantors or (B) Exchange Notes in respect of such Exchange Notes or any Additional Notes and any guarantees of such Exchange Notes by the Parent Guarantor and Subsidiary Guarantors;

(4) the incurrence of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be Incurred under the first paragraph above or clauses (2), (3), (4), (8) or (10) of this paragraph, or the issuance by the Parent Guarantor or any of its Restricted Subsidiaries of Permitted Refinancing Disqualified Stock in exchange for, or the net proceeds of which are used to refund, refinance or replace Disqualified Stock (other than intercompany Disqualified Stock) that was permitted by the Indenture to be issued;

(5) the incurrence of intercompany Indebtedness between or among the Parent Guarantor and any of its Restricted Subsidiaries; provided, however, that:

(a) if the Parent Guarantor or any Subsidiary Guarantor is the obligor, such Indebtedness must be unsecured, evidenced by a promissory note and expressly subordinated to the prior payment in full in cash of all obligations under the Exchange Notes, and

(b) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Parent Guarantor or a Restricted Subsidiary of the Parent Guarantor, and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Parent Guarantor or a Restricted Subsidiary of the Parent Guarantor shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Parent Guarantor or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (5);

(6) the incurrence of Hedging Obligations, provided that such obligations are entered into for bona fide hedging purposes and not for speculative purposes;

(7) the incurrence of additional Indebtedness in an aggregate amount not to exceed at any one time outstanding the sum of (A) $75.0 million and (B) 100% of the net proceeds received by the Parent Guarantor or any Restricted Subsidiary from the issue or sale after the Issue Date of Qualified Capital Stock (including upon the conversion or exchange of any Indebtedness), or net proceeds contributed to the capital of the Parent Guarantor or any Restricted Subsidiary (other than in respect of Disqualified Capital Stock) as determined in accordance with the provisions set forth below under the caption “Limitation on Restricted Payments,” to the extent such net proceeds have not been applied pursuant to such provisions to make Restricted Payments or to effect other transactions pursuant to the restrictions described under the caption “Limitation on Restricted Payments” (it being understood that any Indebtedness incurred under this clause (7) shall cease to be deemed incurred or outstanding for purposes of this clause (7) from and after the first date on which the Parent Guarantor could have incurred such Indebtedness under the first paragraph above without reliance upon this clause (7), and such Indebtedness shall thereupon be deemed to have been so incurred);

(8) the incurrence of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Parent Guarantor or such Restricted Subsidiary at the time of such incurrence (whether through a direct purchase of assets or the Capital Stock of any Person owning solely those assets) in an aggregate principal amount not to exceed $25.0 million at any time outstanding;

(9) the guarantee by the Parent Guarantor, Company or any Subsidiary Guarantor of Indebtedness of the Parent Guarantor, Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this paragraph;

(10) the incurrence of Indebtedness (including but not limited to Capital Lease Obligations, mortgage financings or purchase money obligations) for the purpose of financing all or any part of the price or cost of the bona fide acquisition, construction or improvement of property or assets (whether through direct purchase of assets or the Capital Stock of any Person owning such assets) or incurred to refinance any such purchase price or cost of acquisition, construction or improvement; provided, however, that no Indebtedness may be incurred under this clause (10) if the amount of Indebtedness outstanding under this clause (10) exceeds 5% of the total consolidated assets of the Parent Guarantor and its Subsidiaries as set forth on its consolidated balance sheet as of the most recently completed fiscal quarter prior to the Incurrence of Indebtedness pursuant to this clause (10) for which financial statements have been filed with the SEC or provided to the Trustee; and

(11) the incurrence of unsecured Indebtedness, the proceeds of which are used to redeem, refinance, repurchase, defease or otherwise acquire or retire the 8 1/8% Notes.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (11) above or is entitled to be Incurred pursuant to the first paragraph above, the Parent Guarantor may, in its sole discretion:

(1) at the time the proposed Indebtedness is incurred, classify all or a portion of that item of indebtedness on the date of its incurrence under either the first paragraph above or under any category of Permitted Debt described in clauses (1) through (11) of this second paragraph; and

(2) reclassify at any later date all or a portion of that or any other item of Indebtedness as being or having been incurred in any manner that complies with this covenant;

provided, that, in each case, Indebtedness under the Credit Agreement outstanding on the date the Exchange Notes are first issued under the Indenture is deemed to be incurred pursuant to clause (1) above.

Accrual of interest, accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms shall not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

Limitation on Restricted Payments

Parent Guarantor will not, and will not cause or permit its Restricted Subsidiaries, to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment and immediately after giving effect thereto:

(1) a Default or Event of Default shall have occurred and be continuing;

(2) Parent Guarantor is not able to incur $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth pursuant to the covenant described under the caption “Limitations on Indebtedness;” or

(3) the aggregate amount of Restricted Payments made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined by the board of directors of Parent Guarantor in good faith) exceeds the sum of (A) (x) 100% of Consolidated EBITDA accrued subsequent to the Issue Date (beginning with the first full quarter following the Issue Date) to the most recent date for which financial information has been filed with the SEC or provided to the Trustee (taken as one accounting period), less (y) 1.75 times Consolidated Interest Expense for the same period; plus (B) 100% of the aggregate net proceeds, including the fair market value of property other than cash as determined by the board of directors of Parent Guarantor in good faith, received subsequent to the Issue Date by Parent Guarantor or any Restricted Subsidiary from any Person (other than a Restricted Subsidiary of Parent Guarantor) from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock of Parent Guarantor or any Restricted Subsidiary (excluding any net proceeds from issuances and sales financed directly or indirectly using funds borrowed from Parent Guarantor or any Restricted Subsidiary, until and to the extent such borrowing is repaid, but including the proceeds from the issuance and sale (whether before or after the Issue Date) of any securities convertible into or exchangeable for Qualified Capital Stock of Parent Guarantor or any Restricted Subsidiary to the extent such securities are so converted or exchanged after the Issue Date and including any additional proceeds received by Parent Guarantor or such Restricted Subsidiary upon such conversion or exchange); plus (C) without duplication of any amount included in clause (3)(B) above, 100% of the aggregate net proceeds, including the fair market value of property other than cash (valued as provided in clause (3)(B) above), received by Parent Guarantor as a capital contribution subsequent to the Issue Date; plus (D) $5 million (provided, that no portion of such $5 million shall be deemed to be available to Parent Guarantor to pay dividends or repurchase any of its capital stock); plus (E) an amount equal to the net reduction in Investments in any Unrestricted Subsidiary or in an Affiliate of Parent Guarantor that is not controlled, directly or indirectly, by Parent Guarantor resulting from payments of interest on debt, dividends, repayments of loans or advances, or other transfers of assets, in each case to Parent Guarantor or any Restricted Subsidiary or from the net proceeds (if other than cash, valued as provided in clause (3)(B) above) from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated EBITDA), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments”) not to exceed, in each case, the amount of Investments previously made by Parent Guarantor or any Restricted Subsidiary in such Person.

Notwithstanding the first paragraph above, this covenant shall not prohibit:

(1) the payment of any dividend or the making of any distribution within 60 days after the date of its declaration if such dividend or distribution would have been permitted on the date of declaration;

(2) the purchase, redemption or other acquisition or retirement of any Capital Stock of Parent Guarantor or any Restricted Subsidiary or any warrants, options or other rights to acquire shares of any class of such Capital Stock either (A) solely in exchange for shares of Qualified Capital Stock of Parent Guarantor or any Restricted Subsidiary or other warrants, options or rights to acquire such Capital Stock of Parent Guarantor or any Restricted Subsidiary or (B) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary) of shares of Qualified Capital Stock of Parent Guarantor or any Restricted Subsidiary or warrants, options or other rights to acquire Qualified Capital Stock of Parent Guarantor or any Restricted Subsidiary or (C) in the case of Disqualified Capital Stock, solely in exchange for, or through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary) of, Disqualified Capital Stock;

(3) the making of any principal payment or the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness of the Parent Guarantor, the Company or any Subsidiary Guarantor which is subordinated in right of payment to Exchange Notes Guarantee or the Exchange Notes, as the case may be, in exchange for, or out of the proceeds of, a substantially concurrent sale for cash (other than to a Restricted Subsidiary) of (A) shares of Qualified Capital Stock of Parent Guarantor or any Restricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) or (B) Permitted Refinancing Indebtedness;

(4) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets;

(5) repurchases of warrants, options or rights to acquire Capital Stock deemed to occur upon exercise of warrants, options or rights to acquire Capital Stock if such warrants, options or rights represent a portion of the exercise price of such warrants, options or rights;

(6) dividends on Qualified Capital Stock in an annual amount not to exceed 6.0% of the net cash proceeds received from shares of Qualified Capital Stock sold (other than to a Restricted Subsidiary) for the account of the Parent Guarantor or a Restricted Subsidiary; and

(7) Investments, not to exceed more than $25 million at any time outstanding, in Unrestricted Subsidiaries or Affiliates of Parent Guarantor not controlled, directly or indirectly, by Parent Guarantor;

provided, however, that in the case of clauses other than clauses (1), (2) and (7) of this paragraph, no Event of Default shall have occurred or be continuing at the time of such payment or as a result thereof. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, amounts expended pursuant to clauses (1), (2)(A), (2)(B), (3)(A), (4) and (6) of this paragraph shall be included in such calculation.

To the extent the issuance of Capital Stock and the receipt of capital contributions are applied to permit the issuance of Indebtedness pursuant to clause (7) of the definition of Permitted Indebtedness, the issuance of such Capital Stock and the receipt of such capital contributions shall not be applied to permit payments under this covenant.

The board of directors of Parent Guarantor may designate any Restricted Subsidiary to be an Unrestricted Subsidiary in accordance with the terms of the Indenture if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Parent Guarantor and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation as determined in good faith by the board of directors of Parent Guarantor. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any such designation by the Parent Guarantor’s board of directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the board of directors giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the definition of an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under this covenant, the Company shall be in default thereof).

The board of directors of Parent Guarantor may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that:

(1) such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Parent Guarantor of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under this covenant, calculated on a pro forma basis as if such designation had occurred at the beginning of the relevant latest full fiscal quarter and, to the extent such Indebtedness is secured by a Lien, such Lien is permitted under the covenant described under the caption “Limitation on Liens;”

(2) all outstanding Investments owned by such Unrestricted Subsidiary shall be deemed to be made as of the time of such designation and such designation shall only be permitted if such Investments would be permitted under this covenant; and

(3) no Default or Event of Default would be in existence immediately following such designation.

Limitation on Liens

The Parent Guarantor shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any lien securing Indebtedness on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

Limitation on Asset Sales

The Parent Guarantor shall not, and shall not permit any Restricted Subsidiary to, consummate any Asset Sale, unless:

(1) the consideration received by the Parent Guarantor or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of as determined by the board of directors of the Parent Guarantor or the Restricted Subsidiary, as the case may be; and

(2) at least 75% of the consideration received consists of cash or Cash Equivalents or the assumption of Indebtedness of the Parent Guarantor or any Restricted Subsidiary, other than Indebtedness to the Company or any Restricted Subsidiary (provided, however, that the Parent Guarantor or such Restricted Subsidiary is irrevocably and unconditionally released from all liability under such indebtedness, or notes or other obligations that are promptly, but in no event more than 90 days after receipt, converted by the Parent Guarantor or such Restricted Subsidiary into cash or Cash Equivalents).

In the event and to the extent that the Net Proceeds received by the Parent Guarantor or any of its Restricted Subsidiaries from one or more Asset Sales occurring after the closing date of the exchange offer in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets, determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Parent Guarantor has been filed with the SEC or provided to the Trustee, then the Parent Guarantor shall or shall cause the relevant Restricted Subsidiary to:

(1) within twelve months after the date Net Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets, (A) apply an amount equal to the amount of such Net Proceeds in excess of 10% of Adjusted Consolidated Net Tangible Assets to permanently repay Senior Debt or any Indebtedness of any Restricted Subsidiary, other than a Subsidiary Guarantor, in each owing to a Person other than the Parent Guarantor or any of its Restricted Subsidiaries; or (B) invest, including by way of capital expenditure or acquisition of Capital Stock or assets, an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within twelve months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a Person having property and assets of a nature or type, or engaged in a business) related, ancillary, or complementary to the business of Parent Guarantor and its Restricted Subsidiaries existing on the date of such investment; and

(2) apply, no later than the end of later of (x) the 12-month period referred to in clause (1) above or (y) the additional period referred to in paragraph (B) of clause (1), such Net Proceeds (to the extent not applied pursuant to clause (1)) as provided in the paragraph below.

If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an offer to purchase pursuant to this covenant totals at least $10 million, the Company must commence an offer to purchase (an “Asset Sale Offer”), no later than the fifteenth business day of such month, and consummate such Asset Sale Offer to purchase with the Holders, and if required by the terms of any Indebtedness that is pari passu with the Exchange Notes (“Pari Passu Indebtedness”), from the holders of such Pari Passu Indebtedness on a pro rata basis, an aggregate principal amount of Notes, and Pari Passu Indebtedness, if any, equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount thereof, plus, in each case, accrued and unpaid interest, if any, to the payment date. If the aggregate principal amount of Notes and any such Pari Passu Indebtedness validly tendered by holders thereof exceeds the amount of Excess Proceeds, the Exchange Notes and Pari Passu Indebtedness shall be purchased on a pro rata basis.

Upon the completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

Parent Guarantor shall not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the right of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to us or any of our Restricted Subsidiaries or pay any indebtedness owed to us or our Restricted Subsidiaries;

(2) make loans or advances to us or any of our Restricted Subsidiaries; or

(3) transfer any of its properties or assets to us or any of our Restricted Subsidiaries.

The foregoing limitations will not apply to encumbrances or restrictions existing under or by reason of:

(1) Existing Indebtedness as in effect on the date of the Indenture;

(2) agreements existing on the date of the Indenture, and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to dividend and other payment restrictions than those contained in agreements as in effect on the date of the Indenture, as determined in good faith by our board of directors;

(3) the Indenture, the Exchange Notes and/or the Security Documents;

(4) the Credit Agreement and/or the documentation for the First Priority Liens;

(5) applicable law;

(6) any instrument governing Indebtedness or Capital Stock of any entity that we or any of our Restricted Subsidiaries acquire as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any entity, or the properties or assets of any entity, other than the entity, or the property or assets of the entity, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

(7) customary non-assignment provisions in leases, licenses and other agreements entered into in the ordinary course of business;

(8) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3) of the preceding paragraph on the property so acquired;

(9) any agreement for the sale of a Restricted Subsidiary (whether by stock sale, asset sale, merger, consolidation or otherwise) that restricts distributions by such Restricted Subsidiary pending its sale;

(10) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole (as determined in good faith by our board of directors), than those contained in the agreements governing the Indebtedness being refinanced;

(11) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described under the caption “Limitation on Liens” that limits the right of the debtor to dispose of the assets securing such Indebtedness;

(12) customary provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business; or

(13) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Limitation on Transactions with Affiliates

Parent Guarantor shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of our or its properties or assets to, or purchase any property or assets from, or enter into or make or amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to us or such Restricted Subsidiary than those that might reasonably have been obtained in a comparable arm’s length transaction by Parent Guarantor or such Restricted Subsidiary with an unrelated person or entity;

(2) if such Affiliate Transaction or series of related Affiliate Transactions involves aggregate consideration in excess of $5.0 million, either (a) Parent Guarantor’s board of directors (including a majority of the disinterested members of the board of directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (1) of this paragraph as evidenced by a resolution of Parent Guarantor’s board of directors promptly delivered to the Trustee or (b) if there are no disinterested members of its board of directors, it complies with the fairness opinion requirement of clause (3) of this paragraph with respect to such Affiliate Transaction; and

(3) if such Affiliate Transaction or series of related Affiliate Transactions involves aggregate consideration in excess of $15.0 million, Parent Guarantor delivers to the Trustee an opinion as to the fairness to it or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment agreement, employee benefit plan or stock option plan entered into by Parent Guarantor or any of its Restricted Subsidiaries or the issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant thereto in the ordinary course of business that has been approved by a majority of the disinterested members of Parent Guarantor’s board of directors;

(2) transactions between or among Parent Guarantor and its Wholly Owned Restricted Subsidiaries;

(3) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption “Limitation on Restricted Payments;”

(4) reasonable and customary directors’ fees, indemnification and similar arrangements and payments thereunder by Parent Guarantor or any of its Restricted Subsidiaries;

(5) loans or advances to employees of Parent Guarantor or any of its Restricted Subsidiaries in the ordinary course of business, provided that the aggregate amount of all such loans and advances at any time outstanding shall not exceed $1.0 million;

(6) any agreement as in effect as of the date of the Indenture or any amendment thereto (so long as any such amendment, taken as a whole, is not disadvantageous to the holders of the Exchange Notes in any material respect) or any transaction contemplated thereby; and

(7) the issuance of our Capital Stock or other Equity Interests (other than Disqualified Stock) or the making of other capital contributions to us.

Limitation on Issuances and Sales of Equity Interests in Restricted Subsidiaries

Parent Guarantor shall not transfer, convey, sell, lease or otherwise dispose of, and will not permit any of its Restricted Subsidiaries to issue, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Restricted Subsidiary (other than the issuance of directors’ qualifying shares or an immaterial number of shares required by applicable law to be held by a person or entity other than Parent Guarantor or a Restricted

Subsidiary and excluding any pledge of Equity Interests of any Restricted Subsidiary) to any person or entity (other than us or a Wholly Owned Restricted Subsidiary of ours), except:

(1) if, immediately after giving effect to such issuance, transfer, conveyance, sale, lease or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such person or entity remaining after giving effect to such issuance or sale would have been permitted to be made under the “Limitation on Restricted Payments” covenant if made on the date of such issuance or sale;

(2) sales of common stock of a Restricted Subsidiary by Parent Guarantor or a Restricted Subsidiary, provided that Parent Guarantor or such Restricted Subsidiary complies with the “Limitation on Asset Sale” covenant; or

(3) sales of Disqualified Stock or preferred stock of a Subsidiary Guarantor by Parent Guarantor or a Subsidiary Guarantor that are otherwise permitted under the “Limitation on Indebtedness” covenant, provided that Parent Guarantor or such Subsidiary Guarantor complies with the “Limitation on Asset Sale” covenant.

Additional Guarantees

If Parent Guarantor or any of its subsidiaries acquires or creates another subsidiary then such newly acquired, or created subsidiary shall execute a supplemental indenture becoming a guarantor of the Exchange Notes in accordance with the terms of the Indenture.

A Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving entity), another person or entity, other than Parent Guarantor or another Subsidiary Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the person or entity acquiring the property in any such sale or disposition or the entity formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) is a corporation, partnership, limited liability company or business trust organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Subsidiary Guarantor under the Indenture, its Notes Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or

(b) such sale or other disposition complies with the “Limitation on Asset Sale” covenant of the Indenture, including the application of the Net Proceeds therefrom.

Exchange Notes Guarantee of a Subsidiary Guarantor will be released in connection with any sale of all of the Capital Stock of a Subsidiary Guarantor to a person or entity other than us or another Subsidiary of Parent Guarantor (either before or after giving effect to such transaction), if the sale of all such Capital Stock of that Subsidiary Guarantor complies with the “Limitation on Asset Sales” covenant of the Indenture.

Business Activities

Parent Guarantor shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Parent Guarantor and its Restricted Subsidiaries taken as a whole.

Payments for Consent

Neither Parent Guarantor nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of Exchange Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Exchange Notes unless such consideration is offered to be paid or is paid to all holders of the Exchange

Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Merger, Consolidation and Sale of Assets

Neither the Parent Guarantor nor the Company shall consolidate or merge with or into (whether or not the Parent Guarantor or the Company, as applicable, is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless:

(1) the Parent Guarantor or Company, as applicable, is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Parent Guarantor or the Company, as applicable) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership, limited liability company or business trust organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Parent Guarantor or the Company, as applicable) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Parent Guarantor and the Company under the Exchange Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

(3) immediately after such transaction no Default or Event of Default exists; and

(4) except in the case of a merger of the Parent Guarantor or Company with or into a Wholly Owned Restricted Subsidiary of the Parent Guarantor or Company, as applicable, immediately after giving effect to such transaction on a pro forma basis, the Parent Guarantor or the Company, as applicable, or the Person formed by or surviving any such consolidation or merger (if other than the Parent Guarantor or the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if such transaction had occurred at the beginning of the applicable latest full fiscal quarter, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the covenant described under the caption “Limitation on Indebtedness;” provided, however, that this clause (4) shall not apply if the principal purpose of such transaction is to change the state of incorporation of the Parent Guarantor or the Company and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

Securities and Exchange Commission Reports

Whether or not required by the SEC, so long as any Exchange Notes are outstanding, we will furnish to the Trustee and holders of Notes, within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by our certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports,

provided that we will not be required to deliver any such quarterly report or information or current report if such report or information is filed with the SEC and made publicly available on the SEC’s EDGAR website.

In addition, whether or not required by the SEC, we will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing). In addition, we and the Guarantors have agreed that, for so long as any Exchange Notes remain outstanding, we will furnish to the

Trustee and the holders, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

If we have designated any of our Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph must include a reasonably detailed presentation, either on the face of the financial statements or in Exchange Notes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of us and our Restricted Subsidiaries separate from the financial condition and results of operations of our Unrestricted Subsidiaries.

Notwithstanding the foregoing, so long as Parent Guarantor is reporting consolidated financials with the SEC that are compliant with the Exchange Act and the other reporting requirements set forth above, the Company shall not be obligated to comply with any of the reporting requirements set forth in this covenant.

Events of Default

Each of the following will constitute an Event of Default under the Indenture:

(1) default for 30 days in the payment when due of interest on the Exchange Notes (whether or not prohibited by the subordination provisions of the Indenture);

(2) default in payment when due of the principal of, or premium, if any, on the Exchange Notes;

(3) failure by Parent Guarantor or any of its Restricted Subsidiaries to comply with the provisions described under the captions “Repurchase at the Option of Holders Upon a Change of Control,” “Repurchase Offer Following Excess Attrition,” “Limitation on Asset Sales” or “Merger, Consolidation and Sale of Assets;”

(4) failure by Parent Guarantor or any of its Restricted Subsidiaries to comply with any of their other agreements in the Indenture or the Exchange Notes, which default continues for a period of 30 days after they receive written notice thereof specifying the default from the Trustee or holders of at least 25% in aggregate principal amount of outstanding Exchange Notes;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Parent Guarantor or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Parent Guarantor or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:

(a) is caused by a failure to pay at the Stated Maturity the principal of, or interest or premium, if any, on such Indebtedness (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the aggregate principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

(6) failure by Parent Guarantor or any of its Restricted Subsidiaries to pay final, non-appealable judgments aggregating in excess of $15.0 million (which are not covered by insurance as to which the insurer has not disclaimed coverage) that remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days;

(7) default by any Guarantor in the performance of any covenant set forth in its Notes Guarantee, a Notes Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Notes Guarantee) or a Guarantor denies or disaffirms its obligations under its Notes Guarantee and such default continues for 10 days; and

(8) certain events of bankruptcy or insolvency with respect to Parent Guarantor or any Restricted Subsidiaries.

If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Exchange Notes may declare the principal of and accrued but unpaid interest on all the Exchange Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default described in clause (8) above occurs and is continuing, the principal of and interest on all the Exchange Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Exchange Notes. Under certain circumstances, the holders of at least a majority in principal amount of the Exchange Notes may rescind any such acceleration with respect to the Exchange Notes and its consequences. In the event of a declaration of acceleration of the Exchange Notes because an Event of Default described in clause (5) above has occurred and is continuing, the declaration of acceleration of the Exchange Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by Parent Guarantor or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration of the Exchange Notes with respect thereto and if (A) the annulment of the acceleration of the Exchange Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (B) all existing Events of Default, except nonpayment of principal, premium or interest on the Exchange Notes that became due solely because of the acceleration of the Exchange Notes, have been cured or waived. Subject to certain limitations, holders of a majority in principal amount of the then Exchange Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Exchange Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest.

At any time after a declaration of acceleration with respect to the Exchange Notes as described in the preceding paragraph, the holders of a majority in principal amount of the Exchange Notes then outstanding (by notice to the Trustee) may rescind and cancel such declaration and its consequences if:

(1) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

(2) all existing Defaults and Events of Default have been cured or waived except nonpayment of principal of or interest on the Exchange Notes that has become due solely by such declaration of acceleration;

(3) to the extent the payment of such interest is lawful, interest (at the same rate specified in the Exchange Notes) on overdue installments of interest and overdue payments of principal, premium, if any, and interest which has become due otherwise than by such declaration of acceleration, has been paid;

(4) we have paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances; and

(5) in the event of the cure or waiver of a Default or Event of Default of the type described in clause (8) of the first paragraph under this caption, the Trustee has received an officers’ certificate and opinion of counsel that such Default or Event of Default has been cured or waived.

The holders of a majority in aggregate principal amount of the Exchange Notes then outstanding by notice to the Trustee may on behalf of the holders of all of the Exchange Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of or interest on the Exchange Notes.

We are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and we are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

Amendments and Waivers

Subject to exceptions, the Indenture may be amended with the consent of the registered holders of a majority in aggregate principal amount of the Exchange Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Exchange Notes) and any past default or compliance with any provisions may also be waived (except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of each holder of an outstanding New Note) with the consent of the registered holders of at least a majority in aggregate principal amount of the Exchange Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Exchange Notes). However, without the consent of each holder affected thereby, no amendment may, among other things:

(1) reduce the amount of Exchange Notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any New Note or change the date on which any Exchange Notes may be subject to redemption or repurchase, reduce the redemption or repurchase price of the Exchange Notes, or waive any payment with respect to the redemption of the Exchange Notes (except as would otherwise be permitted under clause (9) hereof);

(3) reduce the rate of or change the time for payment of interest on any New Note;

(4) waive a Default or Event of Default in the payment of principal, interest or premium, if any, on the Exchange Notes (except a rescission of acceleration of the Exchange Notes by the holders of at least a majority in aggregate principal amount of the Exchange Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any New Note payable in currency other than U.S. dollars;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Exchange Notes to receive payments of principal, interest or premium, if any, on the Exchange Notes;

(7) release any Guarantor from any of its obligations under its Notes Guarantee or the Indenture, except in accordance with the terms of the Indenture;

(8) impair the right to institute suit for the enforcement of any payment on or with respect to the Exchange Notes or Exchange Notes Guarantees;

(9) after our obligation to purchase the Exchange Notes arises under the Indenture, amend, change or modify our obligation to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with the “Limitation on Asset Sales” covenant or our obligation to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the “Repurchase at the Option of Holders Upon a Change of Control” covenant, including, in each case, amending, changing or modifying any definition relating thereto;

(10) amend or modify any of the provisions of the Indenture or the related definitions affecting the ranking of the Exchange Notes or any Notes Guarantee in any manner adverse to the holders of the Exchange Notes or any Notes Guarantee; or

(11) make any change in the foregoing amendment and waiver provisions.

Without the consent of any holder of the Exchange Notes, we and the Trustee may amend the Indenture to:

(1) cure any ambiguity, omission, defect or inconsistency;

(2) provide for uncertificated Exchange Notes in addition to or in place of certificated Notes;

(3) provide for the assumption of our obligations to holders of Exchange Notes in the case of a merger or consolidation or sale of all or substantially all of our assets;

(4) add any additional assets as Collateral;

(5) release Collateral from the Lien of the Indenture and the Security Documents when permitted or required by the Security Documents or the Indenture; and

(6) upon any amendment, waiver or consent to the Security Documents granting the First Priority Liens on the Collateral, amend, waive or consent to the comparable provisions of the Security Documents as and to the extent set forth under “Collateral.”

(7) make any change that would provide any additional rights or benefits to the holders of Exchange Notes or that does not adversely affect the legal rights under the Indenture of any such holder in any material respect;

(8) comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or

(9) reflect the release of any Guarantor from its Notes Guarantee or add any Guarantor pursuant to and in the manner provided by the Indenture.

Defeasance

Parent Guarantor and the Company may, at their option and at any time, elect to have all of their obligations discharged with respect to the Exchange Notes and all obligations of the Guarantors discharged with respect to their Notes Guarantees (“Legal Defeasance”) except for:

(1) the rights of holders of Exchange Notes to receive payments in respect of the principal, interest or premium, if any, on such Exchange Notes when such payments are due from the trust referred to below;

(2) their obligations with respect to the Exchange Notes concerning issuing temporary Exchange Notes, registration of Exchange Notes, mutilated, destroyed, lost or stolen Exchange Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and our and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, Parent Guarantor and the Company may, at their option and at any time, elect to have their obligations and the Guarantors’ obligations released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Exchange Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the Exchange Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) we must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Exchange Notes, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination of cash in U.S. dollars and non-callable U.S. Government Obligations, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the Exchange Notes on the stated maturity or on the applicable redemption date, as the case may be, and we must specify whether the Exchange Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, we have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the Exchange Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, we have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the Exchange Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which Parent Guarantor or any of its Subsidiaries is a party or by which Parent Guarantor or any of its Subsidiaries is bound;

(6) we must deliver to the Trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of Exchange Notes over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or others;

(7) if the Exchange Notes are to be redeemed prior to their stated maturity, we must deliver to the Trustee irrevocable instructions to redeem all of the Exchange Notes on the specified redemption date; and

(8) we must deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

An opinion of counsel required by clauses (2) and (3) above need not be delivered if all Exchange Notes not previously delivered to the Trustee for cancellation:

(1) have become due and payable;

(2) will become due and payable on the maturity date within one year; or

(3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in our name, and at our expense.

Governing Law

The Indenture and the Exchange Notes will be governed by the laws of the State of New York.

The Trustee

Wells Fargo Bank, N.A. will be the Trustee under the Indenture.

Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

No Personal Liability of Directors, Officers, Employees, Incorporators and Shareholders

None of our directors, officers, employees, incorporators or shareholders, as such, shall have any liability for any of our obligations under the Exchange Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Exchange Notes by accepting a New Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Exchange Notes.

Definitions

Set forth below are certain of the defined terms used in the Description of Exchange Notes above. Reference is made to the Indenture for the definition of all other capitalized terms used herein for which no definition is provided.

“8 1/8% Notes” means our 8 1/8% Senior Subordinated Notes due 2009.

“Acquired Debt” means, with respect to any specified entity:

(1) Indebtedness of any other entity existing at the time such other entity is merged with or into or becomes a Restricted Subsidiary of such specified entity, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other entity merging with or into or becoming a Restricted Subsidiary of such specified entity; and

(2) Indebtedness secured by a lien encumbering any asset acquired by such specified entity.

“Adjusted Consolidated Net Tangible Assets” means the total amount of assets of the Parent Guarantor and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Parent Guarantor and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of the Parent Guarantor and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the SEC or provided to the Trustee.

“Affiliate” of any specified person or entity means any other person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person or entity. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any person or entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person or entity, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a person or entity shall be deemed to be control.

“Asset Acquisition” means (i) any transaction pursuant to which any Person shall become a Restricted Subsidiary or shall be consolidated or merged with Parent Guarantor or any Restricted Subsidiary or (ii) the acquisition by Parent Guarantor or any Restricted Subsidiary of assets of any Person comprising a division or line of business of such Person.

“Asset Sale” means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by Parent Guarantor or any of its Restricted Subsidiaries to any Person other than Parent Guarantor or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary owned by Parent Guarantor or any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of Parent Guarantor or any of its Restricted Subsidiaries or (iii) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary or in any Affiliate of Parent Guarantor not controlled, directly or indirectly, by Parent Guarantor) of Parent Guarantor or any of its Restricted Subsidiaries outside the ordinary course of business of Parent Guarantor or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the Indenture applicable to mergers, consolidations and sales of assets of Parent Guarantor; provided that “Asset Sale” shall not include (a) sales, transfers or other dispositions of inventory, receivables, equipment leases, capital lease obligations and other current assets, (b) sales, transfers or other dispositions of assets constituting a Restricted Payment permitted to be made under the “Limitation on Restricted Payments” covenant, (c) bona fide sales, transfers or other dispositions of assets for consideration (including cash equalization payments) at least equal to the fair market value (as determined by the board of directors of Parent Guarantor) of the assets sold, transferred or disposed of, to the extent that the consideration received would satisfy the “Limitation on Asset Sales” covenant, (d) sales or other dispositions of delinquent accounts receivable for collection in the ordinary course of business, (e) sales or other dispositions of obsolete assets or assets no longer useful in the conduct of Parent Guarantor’s or such Restricted Subsidiary’s business, (f) sales or other dispositions resulting from any casualty or condemnation of property, (g) licenses and sublicenses of intellectual property and general intangibles and licenses, leases or subleases in the ordinary course of business, (h) sales, transfers or other dispositions of assets by the Parent Guarantor or any Restricted Subsidiary to another Restricted Subsidiary or Parent Guarantor, or (h) sales or other dispositions of assets in any given fiscal year in an amount less than or equal to $5 million.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means (1) in the case of a corporation, capital stock, (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (4) any other interest or participation that confers on a person or entity the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person or entity.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, unless we deposit such securities to defease any Indebtedness;

(3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $250 million and outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act);

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having the highest rating obtainable from either Moody’s Investors Service, Inc., Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or any successors to their respective rating agency business and in each case maturing within six months after the date of acquisition;

(6) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., or any successors to their respective rating agency business; and

(7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

“Collateral Agreement” means that certain Collateral Agreement, dated as of the Issue Date, among the Trustee, the Company and the Guarantors granting, among other things, a Second Priority Lien on the Collateral described therein in favor of the Trustee for the benefit of holders of the Exchange Notes, as amended, modified, restated, supplemented or replaced from time to time.

“Consolidated EBITDA” means, for any period, the net income of Parent Guarantor and its Restricted Subsidiaries for such period plus, to the extent such amount was deducted in calculating such net income

(i) Consolidated Interest Expense, (ii) income taxes, (iii) depreciation expense, (iv) amortization expense, (v) all extraordinary items, nonrecurring and unusual items, cumulative effects of changes in accounting principles and other non-cash items reducing such net income, less all extraordinary items, nonrecurring and unusual items, cumulative effects of changes in accounting principles and other non-cash items increasing such net income, all as determined on a consolidated basis for Parent Guarantor and its Restricted Subsidiaries in conformity with GAAP, and (vi) upfront expenses resulting from equity offerings, investments, mergers, recapitalizations, option buyouts, Asset Sales, Asset Acquisitions and similar transactions to the extent such expenses reduce net income; provided that Consolidated EBITDA shall not include (w) the net income (or net loss) of any Person that is not a Restricted Subsidiary, except (I) with respect to net income, to the extent of the amount of dividends or other distributions actually paid to Parent Guarantor or any of its Restricted Subsidiaries by such Person during such period and (II) with respect to net losses, to the extent of the amount of investments made by Parent Guarantor or any Restricted Subsidiary in such Person during such period; (x) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (3) of the “Limitation on Restricted Payments” covenant (and in such case, except to the extent includable pursuant to clause (x) above), the net income (or net loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with Parent Guarantor or any Restricted Subsidiary or all or substantially all of the property and assets of such Person are acquired by Parent Guarantor or any of its Restricted Subsidiaries; (y) gains or losses from Asset Sales; and (z) the net income of any Restricted Subsidiary (other than the Company) to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary (other than any agreement or instrument evidencing Indebtedness or preferred stock outstanding on the Issue Date or incurred or issued thereafter without violation of the Indenture; provided that the terms of any such agreement restricting the declaration and payment of dividends or similar distributions apply only in the event of a default with respect to a financial covenant or a covenant relating to payment (beyond any applicable period of grace) contained in such agreement or instrument and provided such terms are determined by Parent Guarantor to be customary in comparable financings and such restrictions are determined by Parent Guarantor not to materially affect the Company’s ability to make principal or interest payments on the Exchange Notes when due.

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (i) the Consolidated EBITDA for the then most recently completed fiscal quarter prior to such date for which reports have been filed with the SEC or provided to the Trustee (the “Quarter”) to (ii) the aggregate Consolidated Interest Expense during such Quarter. In making the foregoing calculation, (A) pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (the “Reference Period”) commencing on the first day of the Quarter and ending on the date of calculation (other than (i) Indebtedness Incurred or repaid under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such Quarter unless any portion of such Indebtedness is projected, in the reasonable judgment of the senior management of the Company, to remain outstanding for a period in excess of 12 months from the date of the Incurrence thereof and (ii) Permitted Debt incurred on the date of calculation), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period; (B) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of calculation (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period; (C) pro forma effect shall be given to Asset Sales and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Sales to any discharge or other relief from Indebtedness to which Parent Guarantor and the Restricted Subsidiaries are not liable following such Asset Sale and for cost savings resulting in connection with an Asset Acquisition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; (D) pro forma effect shall be given to asset sales and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset sale to any discharge or other relief from

Indebtedness to which Parent Guarantor and the Restricted Subsidiaries are not liable following such asset sale and for cost savings resulting in connection with an asset acquisition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into Parent Guarantor or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Sales or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset sales or asset acquisitions were Asset Sales or Asset Acquisitions that occurred on the first day of such Reference Period; and (E) any amortization of debt discount created through purchase accounting adjustments in respect of Existing Indebtedness shall be excluded; provided that to the extent that clause (C) or (D) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Sale, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the transaction date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available. For purposes of this definition, pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company consistent with (except as otherwise provided in the Indenture) Article 11 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation may be amended.

“Consolidated Interest Expense” means, with respect to Parent Guarantor for any period, without duplication, the sum of (i) the interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount (other than as provided for in clause (E) of the definition of “Consolidated Fixed Charge Coverage Ratio”), (b) the net cost under Hedging Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptance financing or similar facilities and (e) all accrued interest and (ii) the interest component of Capital Lease Obligations paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; excluding however, (x) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Consolidated EBITDA pursuant to clause (z) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Consolidated EBITDA pursuant to clause (z) of the definition thereof) and (y) the amortization of deferred financing costs related to the issuance of the Exchange Notes or to the funding of the obligations under the Credit Agreement, all as determined on a consolidated basis for the Parent Guarantor and its Restricted Subsidiaries in conformity with GAAP.

“Continuing Directors” means, as of any date of determination, any member of the board of directors of the Parent Guarantor or the Company, as applicable, who (i) was a member of such board of directors on the date of the Indenture or was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Credit Agreement” means the Amended and Restated Credit Agreement, dated as of April 26, 2006, as amended from time to time, by and among Protection One, POAMI and the several banks and other financial institutions that are from time to time party thereto including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, restated, renewed, refunded, replaced or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including by way of adding Restricted Subsidiaries of the Parent Guarantor as borrowers or guarantors thereunder) all of or a portion of the Indebtedness under such agreement or any such successor or replacement agreement and whether by the same or any other agent, lender or group of lenders (or other institutions) or otherwise.

“Credit Agreement Obligations” means all Obligations under or pursuant to the Credit Agreement.

“Credit Facility Agent” means, at any time, the Person acting as “agent” or “administrative agent” under the Credit Agreement.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Offering” means an offering (including a private placement) of the Capital Stock (other than Disqualified Stock), other than (i) public offerings with respect to Capital Stock registered on Form S-8 under the Securities Act and (ii) issuances to any Subsidiaries.

“Discharge of First Lien Obligations” has the meaning given to it in the Intercreditor Agreement.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the earlier of the stated maturity date of the Exchange Notes or the date on which no Notes remain outstanding; provided that only the portion of Capital Stock which so matures or is mandatorily redeemable or is so redeemable at the sole option of the holder thereof prior to such date shall be deemed Disqualified Capital Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Parent Guarantor or any Restricted Subsidiary to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock, if the terms of such Capital Stock provide that the Parent Guarantor or any Restricted Subsidiary may not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the repurchase of such Notes as are required to be repurchased pursuant to the “Limitation on Asset Sales,” “Repurchase at the Option of Holders Upon a Change of Control” and “Repurchase Offer Following Excess Retail Attrition” covenants.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Event of Default” has the meaning set forth under the caption “Events of Default.”

“Excess Proceeds” means the amount of such Net Proceeds required to be applied (or to be committed to be applied) during the period specified in the “Limitation on Asset Sales” covenant and not applied as so required by the end of such period.

“Exchange Notes” means (1) the Exchange Notes issued pursuant to the Indenture in connection with a registered exchange offer pursuant to a Registration Rights Agreement and (2) Additional Notes, if any, issued in accordance with the terms of this Indenture pursuant to a registration statement filed with the SEC under the Securities Act.

“Existing Indebtedness” means Indebtedness of the Parent Guarantor and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement and Indebtedness being repaid on the date of the Indenture) in existence on the date of the Indenture, until such amounts are repaid.

“First Priority Claims” means (a) all Credit Agreement Obligations and (b) all of our other Obligations or a Guarantor under the First Priority Documents. First Priority Claims shall include all interest accrued or accruing (or which would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the relevant First Priority Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding. To the extent any payment with respect to the First Priority Claims (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

“First Priority Claim Period” means any period during which:

(1) any First Priority Claim is outstanding;

(2) any commitments pursuant to which First Priority Claims may be incurred are in effect; or

(3) any letters of credit issued under any First Priority Documents are outstanding but have not been discharged or fully cash collateralized in accordance with the terms of the applicable First Priority Document.

“First Priority Collateral Documents” means any agreement, document or instrument pursuant to which a Lien is granted securing any First Priority Claims or under which rights or remedies with respect to such Liens are governed.

“First Priority Documents” means the Credit Agreement, the First Priority Collateral Documents, and each of the other agreements, documents and instruments providing for or evidencing any other Obligation under the Credit Agreement and any other related document or instrument executed or delivered pursuant to any First Priority Document at any time or otherwise evidencing any First Priority Claims.

“First Priority Liens” means all Liens that secure the First Priority Claims.

“Grantors” means us and each of the Guarantors that has executed and delivered a First Priority Collateral Document or a Security Document.

“Guarantors” means the Parent Guarantor and each Subsidiary that executes a Notes Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns until released from their obligations under their Notes Guarantees in accordance with the terms of the Indenture.

“Hedging Obligation” of any person or entity means the obligations of such person or entity under:

(1) interest rate protection agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, interest rate futures and interest rate options;

(2) other agreements or arrangements designed to protect such person or entity against fluctuations in interest rates; and

(3) any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Holder” means the registered owner of any New Note.

“Indebtedness” means, with respect to any person or entity, any indebtedness of such person or entity, whether or not contingent, in respect of:

(1) borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) banker’s acceptances;

(4) Capital Lease Obligations;

(5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6) any Hedging Obligations;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such person or entity prepared in accordance with GAAP. In addition, the term “Indebtedness” includes Acquired Debt and all Indebtedness of others secured by a lien on any asset of the specified person or entity (whether or not such Indebtedness is assumed by such person or entity), the amount of such Indebtedness being deemed to be the lesser of the value of such property or asset or the amount of the Indebtedness so secured and, to the extent not otherwise included, the guarantee by such person or entity of any indebtedness of any other person or entity; provided that Indebtedness shall not include:

(x) any amounts withheld by the Parent Guarantor or any Restricted Subsidiary from the purchase price paid for the purchase of monitoring accounts;

(y) Indebtedness in respect of letters of credit to support workers’ compensation obligations, performance bonds, bankers’ acceptances and surety or appeal bonds provided by Parent Guarantor or any of Restricted Subsidiaries to customers in the ordinary course of business; and

(z) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Parent Guarantor or any of Restricted Subsidiaries pursuant to such agreements, in each case incurred in connection with the disposition of any of Parent Guarantor’s business assets or Restricted Subsidiaries (other than guarantees of Indebtedness or other obligations incurred by any person or entity acquiring all or any portion of our business assets or Restricted Subsidiaries for the purpose of financing such acquisition) in a principal amount not to exceed the gross proceeds Parent Guarantor or any of Restricted Subsidiaries actually receive in connection with such disposition.

The amount of any Indebtedness outstanding as of any date shall be:

(1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

“Insolvency Proceeding” has the meaning given to it in the Intercreditor Agreement.

“Intercreditor Agreement’’ means the Intercreditor Agreement dated on the Issue Date among the Credit Facility Agent, the Trustee, the Company and the Parent Guarantor, as amended, modified, restated, supplemented or replaced from time to time.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of Parent Guarantor or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the retention of the Capital Stock (or any other Investment) by Parent Guarantor or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary. For purposes of the definition of “Unrestricted Subsidiary” and the “Limitation on Restricted Payments” covenant, the amount of or a reduction in an Investment shall be equal to the fair market value thereof at the time such Investment is made or reduced.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Cash Proceeds” with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Net Proceeds” means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of Parent Guarantor and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay debt or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by Parent Guarantor or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither Parent Guarantor nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (to a Subsidiary Guarantor or otherwise) or (c) constitutes the lender; and

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Exchange Notes) of Parent Guarantor or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

“Obligations” means any and all obligations with respect to the payment of (a) any principal of or interest (including interest accruing on or after the commencement of any insolvency or liquidation proceedings, whether or not a claim for post-filing interest is allowed in such proceeding) or premium on any Indebtedness, including any reimbursement obligation in respect of any letter of credit, (b) any fees, indemnification obligations, damages, expense reimbursement obligations or other liabilities payable under the documentation governing any Indebtedness, (c) any obligation to post cash collateral in respect of letters of credit and any other obligations and (d) any Hedging Obligations.

“Old Notes” means the 12% Senior Secured Notes due 2011 of Integrated Alarm Services Group, Inc.

“Other Second-Lien Obligations” has the meaning set forth under “ — Collateral.”

“Parent Guarantor” mean Protection One, Inc. until a successor replaces it pursuant to the Indenture and thereafter means the successor.

“Permitted Business” means any business conducted by Parent Guarantor and its Restricted Subsidiaries on the date of the Indenture and other businesses reasonably related, ancillary or complementary thereto, as determined in good faith by Parent Guarantor’s board of directors.

“Permitted Liens” means:

(1) Liens securing the Exchange Notes or Exchange Notes Guarantees;

(2) Liens in favor of the Parent Guarantor or any of its Wholly Owned Restricted Subsidiaries;

(3) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor or at the time such Person becomes a Restricted Subsidiary of the Parent Guarantor, provided that such Liens were in existence prior to the contemplation of such transaction and do not extend to any assets other than those of the Person merged into or consolidated with the Parent Guarantor or the Restricted Subsidiary;

(4) Liens on property existing at the time of acquisition thereof by the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor, provided that such Liens were in existence prior to the contemplation of such acquisition;

(5) Liens securing indebtedness under the Credit Agreement;

(6) Liens existing on the date of the Indenture;

(7) Liens securing Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property or assets used in the Parent Guarantor’s or any Restricted Subsidiary’s business or incurred to refinance any such purchase price or cost of construction or improvement, in each case incurred no later than 365 days after the date of such acquisition or the date of completion of such construction or improvement; provided that the principal amount of any Indebtedness described in this clause (7) shall not exceed $15.0 million at any time outstanding;

(8) Liens for property taxes, assessments and other governmental charges or levies not yet delinquent or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

(9) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing Indebtedness of the Parent Guarantor or any of its Subsidiaries;

(10) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, on the assets of the Parent Guarantor or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith by appropriate proceedings;

(11) pledges or deposits by the Parent Guarantor or any Restricted Subsidiary under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Parent Guarantor or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of the Parent Guarantor or any Restricted Subsidiary, or deposits for the payment of rent, in each case incurred in the ordinary course of business;

(12) Liens on the assets of the Parent Guarantor or any Restricted Subsidiary to secure any Permitted Refinancing Indebtedness, in whole or in part, of any Indebtedness secured by Liens; provided, however, that any such Lien shall be limited to the same assets that secured the original Indebtedness;

(13) any interest or title of a lessor, licensor or sublicensor under any lease, license or sublicense entered into by Parent Guarantor or any Restricted Subsidiary in the ordinary course of business; and

(14) additional Liens securing Indebtedness in an amount of not more than $5 million.

“Permitted Refinancing Disqualified Stock” means any Disqualified Stock of Parent Guarantor or any of its Restricted Subsidiaries issued in exchange for or the net proceeds of which are used to repurchase or redeem other Disqualified Stock of Parent Guarantor or such Restricted Subsidiary (other than intercompany Disqualified Stock); provided that:

(1) the liquidation preference of such Permitted Refinancing Disqualified Stock does not exceed the liquidation value, plus premiums, penalties and accrued dividends on, the Disqualified Stock so exchanged, repurchased or redeemed (plus the amount of reasonable expenses incurred in connection therewith);

(2) such Permitted Refinancing Disqualified Stock has a redemption date no earlier than the redemption date of the Disqualified Stock being exchanged, repurchased or redeemed; and

(3) such Permitted Refinancing Disqualified Stock is issued either by Parent Guarantor or by the Restricted Subsidiary that issued the Disqualified Stock being exchanged, repurchased or redeemed.

“Permitted Refinancing Indebtedness” means any of Parent Guarantor’s or its Restricted Subsidiaries’ Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Parent Guarantor’s or such Restricted Subsidiary (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus premiums, penalties and accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date, and a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity, of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is (i) pari passu in right of payment to the Exchange Notes or any Notes Guarantee, such Permitted Refinancing Indebtedness is pari passu with or subordinated in right of payment to the Exchange Notes or any Notes Guarantee, (ii) subordinated in right of payment to the Exchange Notes or any Notes Guarantee, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Exchange Notes or any Notes Guarantee, in each case on terms at least as favorable to the holders of Exchange Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and (iii) secured liens securing such Permitted Refinancing Indebtedness do not extend to any assets other than those securing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Indebtedness is incurred either by Parent Guarantor or the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Principal” means Quadrangle Group LLC and its Affiliates.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Capital Stock.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Stock.

“Rating Agencies” mean S&P and Moody’s.

“Registration Rights Agreement” means (1) with respect to the initial Exchange Notes issued on the Issue Date, the Registration Rights Agreement dated as of the Issue Date, among the Company, Parent Guarantor and Holders of Old Notes who are parties thereto, and (2) with respect to each issuance of Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company, Parent Guarantor and the Persons purchasing such Additional Notes under the related purchase agreement.

“Restricted Payment” means (i) the declaration or payment of any dividend or the making of any other distribution (other than dividends or distributions payable in Qualified Capital Stock or in options, rights or warrants to acquire Qualified Capital Stock or dividends or distributions by a Restricted Subsidiary so long as in the case of any dividend or distribution payable on or in respect of any class or series of Capital Stock issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, Parent Guarantor or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its interest in such Capital Stock) on shares of the Parent Guarantor’s Capital Stock, (ii) the purchase, redemption, retirement or other acquisition for value of any Capital Stock of Parent Guarantor, or any warrants, rights or options to acquire shares of Capital Stock of Parent Guarantor, other than through the exchange of such Capital Stock or any warrants, rights or options to acquire shares of any class of such Capital Stock for Qualified Capital Stock or warrants, rights or options to acquire Qualified Capital Stock, (iii) the voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness of Parent Guarantor, the Company or any Subsidiary Guarantor that is subordinated in right of payment to the Exchange Notes or Notes Guarantees, and (iv) Investments in Unrestricted Subsidiaries or in Affiliates of Parent Guarantor that are not, directly or indirectly, controlled by Parent Guarantor; provided, however, that notwithstanding the foregoing, a Restricted Payment shall not included any voluntary or optional principal payment, or voluntary or optional redemption, refinancing, repurchase, defeasance or other acquisition or retirement for value of the 8 1/8% Notes, in each case, with unsecured Indebtedness.

“Restricted Subsidiary” means any Subsidiary of Parent Guarantor other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or any successor to the rating agency business thereof.

“Second Priority Claims” means all Obligations in respect of the Exchange Notes or arising under the Second Priority Documents or any of them.

“Second Priority Documents” means (a) the Indenture, the Exchange Notes and the Security Documents and (b) any other related documents or instruments executed and delivered pursuant to any Second Priority Document described in clause (a) above evidencing or governing any Obligations thereunder.

“Second Priority Liens” means all liens that secure Second Priority Claims.

“Second Priority Mortgages” means a collective reference to each mortgage, deed of trust, deed to secure debt, and any other document or instrument under which any Lien on real property owned by any Grantor is granted to secure any Second Priority Claims or under which rights or remedies with respect to any such Liens are governed.

“Security Documents” means the Collateral Agreement, the Second Priority Mortgages and any other document or instrument pursuant to which a Lien is granted by any Grantor to secure any Second Priority Claims or under which rights or remedies with respect to any such Lien are governed.

“Senior Debt” means:

(1) all Indebtedness of the Parent Guarantor or any Subsidiary Guarantor under the Credit Agreement;

(2) any other Indebtedness of Parent Guarantor or any Subsidiary Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Exchange Notes or any Notes Guarantee; and

(3) all obligations with respect to the items listed in the preceding clauses (1) and (2) (including any interest accruing after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt, whether or not allowed as a claim in such proceeding).

Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

(1) any liability for federal, state, local or other taxes owed or owing by such person or entity;

(2) any Indebtedness of Parent Guarantor or any Subsidiary Guarantor to Parent Guarantor or any of its Subsidiaries or Affiliates;

(3) any trade payables;

(4) the 8 1/8% Notes;

(5) any amounts or liabilities owing to dealers from whom we purchase subscriber accounts; or

(6) any Indebtedness that is incurred in violation of the Indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any entity:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned, directly or indirectly, by such entity; and

(2) any other entity (other than a corporation), including, without limitation, a partnership, joint venture or limited liability company, in which the specified entity, one or more Subsidiaries thereof or the specified entity and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has or have at least a majority of the Voting Stock or other ownership interests of such entity.

“Unrestricted Subsidiary” means any Subsidiary that is designated by Parent Guarantor’s board of directors as an Unrestricted Subsidiary pursuant to a resolution of the board of directors, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt; and

(2) is an entity with respect to which neither Parent Guarantor nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Equity Interests or (2) to maintain or preserve such entity’s financial condition or to cause such entity to achieve any specified levels of operating results.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Voting Stock” with respect to any specified entity (1) means any class or classes of Equity Interests of the specified entity pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, partners, managers or trustees of the specified entity (irrespective of whether or not, at the time, stock of any other class or classes have, or might have, voting power by reason of the happening of any contingency) that control the management and policies of such entity, and (2) if such specified entity is a limited partnership, includes the general partner and limited partner interests of such entity.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any entity means a Restricted Subsidiary of such entity all the outstanding Capital Stock or other ownership interests of which (except directors’ qualifying shares) is at such time owned by such entity or its other Wholly Owned Restricted Subsidiaries.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person all the outstanding Capital Stock or other ownership interests of which (except directors’ qualifying shares) is at such time owned by such Person and its other Wholly Owned Subsidiaries.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of certain U.S. federal income tax considerations of the exchange offer to U.S. Noteholders (as defined below) of the Notes. This discussion is a summary for general information purposes only and does not consider all aspects of U.S. federal income taxation that may be relevant to particular Noteholders in light of their individual investment circumstances or to certain types of Noteholders subject to special tax rules, including partnerships, banks, financial institutions or other “financial services” entities, broker-dealers, insurance companies, tax-exempt organizations, regulated investment companies, real estate investment trusts, retirement plans, individual retirement accounts or other tax-deferred accounts, persons who use or are required to use mark-to-market accounting for the Notes, persons that hold Notes as part of a “straddle,” a “hedge” or a “conversion transaction,” persons that have a functional currency other than the U.S. dollar, investors in pass-through entities, certain former citizens or permanent residents of the U.S., persons subject to the alternative minimum tax and non-U.S. persons. This discussion also does not address any federal non-income, state, local or foreign tax consequences of the exchange offer. This summary assumes that Noteholders have held the Notes exclusively as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This summary is based on the Code and applicable Treasury Regulations, rulings, administrative pronouncements and decisions as of the date hereof, all of which are subject to change or differing interpretations at any time with possible retroactive effect.

For purposes of this discussion, a “U.S. Noteholder” is a beneficial owner of Notes or Exchanges Notes, as applicable, that is (1) a citizen or an individual resident of the U.S.; (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized, or treated as created or organized, in or under the laws of the U.S., any state thereof or the District of Columbia, or any political subdivision of the U.S.; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust (i) if a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If a partnership (or entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Notes or Exchange Notes, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. The partner and partnership should consult their tax advisors concerning the tax treatment of the exchange offer.

IRS Circular 230 Disclosure:

To ensure compliance with requirements imposed by the U.S. Internal Revenue Service, we inform you that any tax advice contained in this Prospectus was not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding tax-related penalties under the U.S. Internal Revenue Code. The tax advice contained in this Prospectus was written to support the promotion or marketing of the transaction(s) or matter(s) addressed by the Prospectus. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

Consequences of Tendering Notes

The exchange of Notes for Exchange Notes pursuant to the exchange offer will not constitute a significant modification of the terms of the Notes, and accordingly, such exchange will not constitute a taxable exchange for U.S. federal income tax purposes. Therefore, a U.S. Noteholder will not recognize gain or loss upon receipt of an Exchange Note in the exchange offer; such U.S. Noteholder’s holding period for the Exchange Note received in the exchange will include the holding period of the outstanding Note surrendered; and such U.S. Noteholder’s adjusted tax basis in the Exchange Note received will be the same as such U.S. Noteholder’s tax basis in the outstanding Note surrendered.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY. NOTEHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE EXCHANGE OFFER.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes during the Exchange Offer Registration Period (as defined below). This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, during the Exchange Offer Registration Period, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until September 9, 2007, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus. “Exchange Offer Registration Period” means the 180-day period following the consummation of the exchange offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the registration statement of which this prospectus forms a part; provided, however, that in the event that all resales of Exchange Notes covered by such registration statement have been made, the registration statement need not thereafter remain continuously effective for such period.

The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit from any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. By acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

During the Exchange Offer Registration Period, the Company will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. The Company has agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the Notes) other than dealers’ and brokers’ discounts and commissions and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

Prior to the exchange offer, there has not been any public market for the Notes. The Notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for Exchange Notes by holders who are entitled to participate in this exchange offer. The holders of Notes, other than any holder that is our affiliate within the meaning of Rule 405 under the Securities Act, who are not eligible to participate in the exchange offer are entitled to certain registration rights, and we may be required to file a shelf registration statement with respect to their Notes. The Exchange Notes will constitute a new issue of securities with no established trading market. We do not intend to list the Exchange Notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of the trading market for the Exchange Notes. If a trading market does not develop or is not maintained, holders of the Exchange Notes may experience difficulty in reselling the Exchange Notes or may be unable to sell them at all. If a market for the Exchange Notes develops, any such market may be discontinued at any time.

LEGAL MATTERS

The validity of the Exchange Notes and the guarantees and other legal matters, including the tax-free nature of the exchange, will be passed upon on our behalf by Kirkland & Ellis LLP, a partnership that includes professional corporations, Chicago, Illinois.

EXPERTS

The consolidated financial statements and the related consolidated financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in its report (which expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s change, as of January 1, 2006, in its method of accounting for employee stock-based compensation), which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) of IASG which appear in the IASG Annual Report on Form 10-K for the year ended December 31, 2006 and are incorporated by reference in the Company’s Current Report on Form 8-K/A dated April 2, 2007, which is incorporated by reference in this prospectus, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

We disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below into this prospectus, and any filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement. We hereby incorporate by reference the following documents:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC on March 16, 2007;

•	our Current Report on Form 8-K, filed with the SEC on February 22, 2007;

•	our Current Report on Form 8-K, filed with the SEC on March 13, 2007;

•	our Current Report on Form 8-K, filed with the SEC on March 16, 2007*;

•	our Current Report on Form 8-K, filed with the SEC on March 19, 2007;

•	our Current Report on Form 8-K, filed with the SEC on March 27, 2007;

•	our Current Report on Form 8-K/A, filed with the SEC on April 6, 2007, as amended by the Current Report on Form 8-K filed with the SEC on April 20, 2007; and

•	the description of our capital stock which is contained in our Registration Statement on Form 8-A, filed with the SEC on April 2, 2007 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is modified or superseded for purposes of this prospectus to the extent that a statement contained in

*	Materials furnished to the SEC in connection with this Current Report on Form 8-K are not incorporated be referenced herein.

this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded does not, except as so modified or superseded, constitute a part of this prospectus.

You may request a copy of these filings, at no cost, by written or oral request made to us at the following address or telephone number:

Protection One, Inc.
4221 West John Carpenter Freeway
Irving, Texas 75063
(972) 916-6154
Attention: Corporate Secretary

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-4 (Reg. No. 333-142534) with respect to the securities being offered hereby. This prospectus does not contain all of the information contained in the registration statement, including the exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the securities being offered hereby. Statements we make in this prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement because those statements are qualified in all respects by reference to those exhibits. As described below, the registration statement, including exhibits and schedules is on file at the offices of the SEC and may be inspected without charge.

We file annual, quarterly and special reports, information statements and other information with the SEC. You can inspect, read and copy these reports, information statements and other information at the public reference facilities the SEC maintains at 100 F Street, N.E., Washington, D.C. 20549.

Our subsidiary guarantors do not file separate financial statements with the SEC and do not independently publish their financial statements. Instead, our subsidiary guarantors’ financial condition, results of operations and cash flows are consolidated into our financial statements. Summarized financial information illustrating our subsidiary guarantors’ financial condition, results of operations and cash flows, on a consolidated basis, is disclosed in the notes to our consolidated financial statements which are incorporated by reference into this prospectus.

We make available free of charge on the Investor Relations section of our website at www.protectionone.com copies of materials we file with, or furnish to, the SEC. You can also obtain copies of these materials at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that makes available reports, proxy statements and other information regarding issuers that file electronically with it. By referring to our website, www.protectionone.com, we do not incorporate our website or its contents into this prospectus or the registration statement of which this prospectus forms a part.

Offer to Exchange
$115,345,000 of 12% Senior Secured Notes due 2011, Series B
for any and all outstanding
$115,345,000 of 12% Senior Secured Notes due 2011

PROSPECTUS

We have not authorized anyone to give any information or represent anything to you other than the information contained in this prospectus. You must not rely on any unauthorized information or representations.

Until September 9, 2007, all dealers that buy, sell or trade the Exchange Notes, whether or not participating in the exchange offer, may be required to deliver a prospectus. This requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

May 10, 2007